SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

WASHINGTON MUTUAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1201 Third Avenue, Suite 1601
Seattle, Washington 98101
March 23, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Washington Mutual, Inc. shareholders that will be held in the S. Mark Taper Foundation Auditorium on Tuesday, April 19, 2005, at 1:00 p.m., local time, at Benaroya Hall, 200 University Street, Seattle, Washington 98101. The meeting will be webcast on the Washington Mutual website at www.wamu.com/ir. I look forward to greeting as many of our shareholders as possible at the Annual Meeting.
      As set forth in the attached Proxy Statement, the meeting will be held to consider the following matters:

➢	the election of four directors; and

➢	the ratification of the appointment of Washington Mutual’s independent auditors for 2005.
      Please read the attached Proxy Statement carefully for information about the matters upon which shareholders are being asked to consider and vote. In addition to these specific matters, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.
      Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy as soon as possible via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.
      Thank you for your continued support of Washington Mutual, and again, I look forward to seeing you at the Annual Meeting.

Sincerely,

Kerry Killinger
Chairman and Chief Executive Officer

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1601
Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 19, 2005

Meeting Date:	Tuesday, April 19, 2005
Meeting Time:	1:00 p.m. (local time)
Location:	S. Mark Taper Foundation Auditorium Benaroya Hall 200 University Street Seattle, Washington 98101
Record Date:	February 28, 2005
Agenda:

1.	To elect four directors, each for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments.
      The Board of Directors urges shareholders to vote FOR Items 1 and 2.
      All of these items are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

William L. Lynch
Secretary
Seattle, Washington
March 23, 2005
IMPORTANT
          Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Washington Mutual the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

i

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1601
Seattle, Washington 98101

PROXY STATEMENT
For 2005 Annual Meeting of Shareholders
To Be Held on Tuesday, April 19, 2005
        The board of directors (the “Board of Directors” or the “Board”) of Washington Mutual, Inc. (“Washington Mutual” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders on April 19, 2005, at 1:00 p.m. (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Notice, this Proxy Statement and the form of proxy enclosed are first being sent to shareholders on or about March 23, 2005.

Questions and Answers about these Proxy Materials and the Annual Meeting:
Question: Why am I receiving these materials?
Answer: The Board of Directors is providing these proxy materials to you in connection with Washington Mutual’s annual meeting of shareholders, to be held on April 19, 2005. As a shareholder, you are invited to attend the Annual Meeting, and are entitled to, and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer: This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of the Company’s directors and most highly paid executives, and certain other required information.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer: The Board of Directors is soliciting your vote at the 2005 Annual Meeting.
Question: Who is entitled to vote?
Answer: Only shareholders of record at the close of business on February 28, 2005 will be entitled to vote at the Annual Meeting.
Question: How many shares are eligible to be voted?
Answer: As of the record date of February 28, 2005, the Company had 879,248,564 shares of common stock (“Common Stock”) outstanding (including 6,000,000 shares of Common Stock held in escrow). Each outstanding share of Common Stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer: You are voting on the following matters:

➢	The election of four directors. The Company’s nominees are Phillip D. Matthews, Mary E. Pugh, William G. Reed, Jr. and James H. Stever. All are current Company directors, and each will have a term of three years.

➢	Ratification of the appointment by the Board’s Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for 2005.
Question: How does the Board recommend that I vote?
Answer: The Board recommends that you vote “FOR” each director nominee and “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as independent auditors.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer: Quorum Requirement: Washington law provides that any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of all of the outstanding shares of Common Stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 439,624,283 shares of Common Stock will be required to establish a quorum. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. This will include brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting.

Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting.

➢	Election of Directors: If there is a quorum at the Annual Meeting, the four nominees who receive the greatest number of votes cast for directors will be elected. There is no cumulative voting for Company directors.

➢	Ratification of Independent Auditors: If there is a quorum, the action will be approved if the number of votes cast in favor of the ratification exceeds the number of votes cast against it.
Abstentions and broker non-votes will have no impact on the election of directors or the approval of the ratification of the independent auditors.
Question: How may I cast my vote?
Answer: If you are the shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

➢	in person at the Annual Meeting,

➢	via the Internet,

➢	by telephone, or

➢	by mail.
Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.
     If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and the Company’s Summary Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.
     If you are a participant in the WaMu Savings Plan (the “Plan”): You have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plan, regarding how to vote the shares of Company Common Stock attributable to your individual account under the Plan. The enclosed proxy card can be used as a direction form to provide voting directions to Fidelity. Fidelity will vote shares of Common Stock attributable to participant accounts as directed by such participants. Fidelity will not vote shares of Common Stock attributable to participant accounts for which it does not receive participant direction by April 14, 2005.
Question: How may I cast my vote over the Internet and by telephone?
Answer: Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M. Eastern Time April 18, 2005. Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone: If you are a shareholder of record, you may call 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time April 18, 2005. Have your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may I revoke or change my vote?
Answer: If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

➢	submitting a new proxy card,

➢	delivering written notice to the Corporate Secretary of the Company prior to April 19, 2005, stating that you are revoking your proxy, or

➢	attending the Annual Meeting and voting your shares in person.
Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
Question: Who is paying for the costs of this proxy solicitation?
Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of approximately $10,000, plus payment of reasonable out-of-pocket expenses incurred by Georgeson.
Question: Who will count the votes?
Answer: Automated Data Processing, Inc., the Company’s inspector of elections for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.
Question: What happens if the Annual Meeting is postponed or adjourned?
Answer: Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

INFORMATION ABOUT THE MEETING
        The Annual Meeting will be held at 1:00 p.m. (local time) on Tuesday, April 19, 2005, at the S. Mark Taper Foundation Auditorium at Benaroya Hall, 200 University Street, Seattle, Washington 98101. Listening devices will be available at the Annual Meeting for shareholders with impaired hearing.
      The Company plans to webcast the Annual Meeting. The webcast may be accessed on the Washington Mutual website at www.wamu.com/ir during the Annual Meeting and for thirty days after the meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees

       The Board of Directors has nominated each of the following persons for election as a Company director. Each of the nominees is currently a director of the Company and each has indicated that he or she is willing and able to continue to serve as a director.
Phillip D. Matthews
Mary E. Pugh
William G. Reed, Jr.
James H. Stever
      The Company’s Articles of Incorporation provide that the number of directors will be fixed by the Company’s Bylaws and divided into three classes. The Bylaws of the Company currently fix the size of the Board of Directors at thirteen directors. At the Annual Meeting, the nominees will be elected to serve three-year terms to expire at the 2008 Annual Meeting and until their successors are elected and qualified.
      If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Governance Committee of the Board of Directors. Proxies granted may not be voted for a greater number of nominees than the four named above. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” EACH OF THE NOMINEES.
Current Directors

       Below is information regarding each of the Company’s current directors, including the four director nominees. Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Messrs. Beighle and Schulte have submitted their resignations from the Board, which will be effective August 31, 2005. In addition, Ms. Sanders has notified the Company that she will resign from the Board effective April 20, 2005. The vacancies to be created by the retirement of Messrs. Beighle and Schulte and the resignation of Ms. Sanders may be filled by a majority of the remaining directors in accordance with the Company Bylaws. A new director so appointed will stand for re-election at the first annual meeting of shareholders after his or her appointment. Except as otherwise indicated, each Company director has been engaged in the principal occupation described below for at least five years.

Douglas P. Beighle
Director since 1989
Current term expires 2006*
Mr. Beighle, age 72, is Chairman of the Board of Directors of Puget Energy, Inc. and its subsidiary, Puget Sound Energy, Inc. and a director of Simpson Investment Company. Mr. Beighle retired as Senior Vice President and Chief Administrative Officer of The Boeing Company in May 1997. From 1980 through 1997, he held various senior executive positions at Boeing, including Senior Vice President from 1986 through 1997. He was a consultant to Boeing from 1997 to 2004.
*Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Mr. Beighle has submitted his resignation from the Board, which will be effective August 31, 2005.

Anne V. Farrell
Director since 1994
Current term expires 2007
Mrs. Farrell, age 69, served as President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, from 1984 until 2003, and currently serves as its President Emeritus. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly-owned subsidiary of Washington Mutual. She also serves as a director of Recreational Equipment, Inc. (R.E.I.).

Stephen E. Frank
Director since 1997
Current term expires 2007
Mr. Frank, age 63, is a director of Aegis Insurance Services, Inc., Puget Energy, Inc. and UNOVA, Inc. On January 1, 2002, Mr. Frank retired as Chairman, President and Chief Executive Officer of Southern California Edison, the largest subsidiary of Edison International, where he had served since June 1995. From 1990 until 1995, Mr. Frank served as the President, Chief Operating Officer and a director of Florida Power & Light Company. Prior to that, he served as an Executive Vice President and Chief Financial Officer of TRW, Inc. and the Vice President, Controller and Treasurer of GTE Corporation.

Kerry K. Killinger
Director since 1988
Current term expires 2006
Mr. Killinger, age 55, has been Chairman and Chief Executive Officer of Washington Mutual since 1991, and was President until 2005. Mr. Killinger became President and a director in 1988, Chief Executive Officer in 1990 and Chairman of the Board of Directors in 1991. Mr. Killinger also serves as a director of Safeco Corporation and Green Diamond Resource Company, and as a trustee of The Seattle Foundation.

Phillip D. Matthews
Director since 1998
Current term expires 2005
Mr. Matthews, age 66, is Lead Director of Wolverine World Wide, Inc. and served as its Chairman from 1993 through 1996. He is also Chairman of the Board of Worldwide Restaurant Concepts, Inc. and a director of Ashworth, Inc. Mr. Matthews was Chairman and Chief Executive Officer of The Reliable Company from 1992 to 1997.

Michael K. Murphy
Director since 1985
Current term expires 2006
Mr. Murphy, age 68, is former Chairman and Chief Executive Officer of CPM Development Corporation, the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company. Mr. Murphy also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly-owned subsidiary of Washington Mutual.

Margaret Osmer McQuade
Director since 2002
Current term expires 2007
Ms. Osmer McQuade, age 66, has been President of Qualitas International, an international consulting firm, since 1993. She also serves as a director of River Capital International LLC.

Mary E. Pugh
Director since 1999
Current term expires 2005
Ms. Pugh, age 45, is founder, President and Chief Executive Officer of Pugh Capital Management, Inc. a fixed income money management company. Ms. Pugh is a director of the Seattle branch of the Federal Reserve Bank of San Francisco.

William G. Reed, Jr.
Director since 1970
Current term expires 2005
Mr. Reed, age 66, was Chairman of Simpson Timber Company and Simpson Investment Company from 1971 to 1996. He serves as a director for Green Diamond Resource Company, PACCAR Inc., Safeco Corporation and The Seattle Times. He was Chairman of the Board of Safeco Corporation from January 2001 through December 2002 and lead independent director from 2002 through 2004.

Elizabeth A. Sanders*
Director since 1998
Current term expires 2006
Ms. Sanders, age 59, is founder and Principal of The Sanders Partnership, an executive management and leadership consulting firm. Prior to 1990, she served as a Vice President and General Manager of Nordstrom, Inc. She is also a director of Denny’s Corporation, Anthem, Inc. and Wolverine World Wide, Inc.
*Ms. Sanders has notified the Company of her resignation from the Board, effective April 20, 2005.

William D. Schulte
Director since 1998
Current term expires 2007*
Mr. Schulte, age 72, served in various positions with KPMG from 1961 until his retirement in 1990, including Managing Partner of the Los Angeles office and member of the firm’s management committee from 1979 to 1986 and Vice Chairman and member of the board of directors from 1986 until 1990. Mr. Schulte is also the Chairman and CEO of the Weingart Foundation.

*Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Mr. Schulte has submitted his resignation from the Board, which will be effective August 31, 2005.

James H. Stever
Director since 1991
Current term expires 2005
Mr. Stever, age 61, retired as Executive Vice President — Public Policy of US WEST, Inc. on December 31, 1996, a position he had held since January 1996. He was Executive Vice President — Public Policy and Human Resources of US WEST, Inc. from November 1994 to January 1996, and Executive Vice President — Public Policy of US WEST, Inc. and US WEST Communication, Inc. from 1993 until 1994. He was President — Public Policy of US WEST Communications, Inc. from 1990 until 1993 and President — Business Division from 1988 until 1990.

Willis B. Wood, Jr.
Director since 1997
Current term expires 2006
Mr. Wood, age 70, retired as Chairman, Chief Executive Officer and director of Pacific Enterprises, the holding company of Southern California Gas Company, in 1998. Mr. Wood had served in various positions, including as executive officer of Pacific Enterprises’ subsidiaries, since 1960. Mr. Wood is chairman of the American Automobile Association (AAA) and a director of the Automobile Club of Southern California.

Corporate Governance

       Washington Mutual values strong corporate governance principles and adheres to the highest ethical standards. These principles and standards, along with Washington Mutual’s core values of fairness, caring, human, dynamic and driven, assist the Company in achieving its corporate mission. To foster strong corporate governance and business ethics, the Board of Directors continues to take many steps to strengthen and enhance the Company’s corporate governance practices and principles. The Company has adopted Corporate Governance Guidelines to achieve the following goals:

-	to promote the effective functioning of the Board;

-	to ensure that the Company conducts its business in accordance with the highest legal and ethical standards; and

-	to enhance shareholder value.
      The following is a summary of some of the most significant governance principles as embodied in the Company’s Corporate Governance Guidelines, and the Company’s current practices with respect to many other aspects of strong corporate governance. The full text of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.wamu.com/ir. Shareholders may also obtain a written copy of the guidelines at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington, 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187.
      The Governance Committee of the Board of Directors administers the Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to the Board of Directors.

Board of Directors Independence
       The Company currently has thirteen directors. The Corporate Governance Guidelines require that the Board consist predominantly of non-management directors. This means directors who are not currently, and have not been, employees of the Company during the most recent three years. Currently, the Chief Executive Officer is the only director who is a member of the Company’s management.
      The Corporate Governance Guidelines also require that a substantial majority of the Board consist of independent directors. A director is independent for this purpose when the Board affirmatively determines that he or she has no material relationship with the Company, other than as a director. This determination is made in accordance with the Corporate Governance Guidelines, which are consistent with the applicable rules of the New York Stock Exchange (“NYSE”) and federal securities laws.
      The Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements, including the NYSE rules and applicable federal securities laws. In accordance with applicable NYSE and Securities and Exchange Commission (“SEC”) rules, the Company has established categories of immaterial relationships that are deemed not to have any bearing on a director’s independence. Accordingly, the Corporate Governance Guidelines provide that no Company director will be considered non-independent solely as a result of any of the following relationships:

-	if currently or at any time during the preceding three years the director was an employee or executive officer of, or a member of his or her immediate family was an employee or an executive officer of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than $1 million and less than two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;

-	if currently or at any time during the preceding three years the director or a member of his or her immediate family was a director of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than the greater of $1 million and two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;

-	if the director or a member of his or her immediate family is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness either of them owes to the other is less than one percent (1%) of the total consolidated assets of the other company;

-	if the director or a member of his or her immediate family serves as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the organization are no greater than the greater of $250,000 or one percent (1%) of that organization’s total annual consolidated gross revenues (determined for the most recent completed fiscal year). The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose;

-	if the director or a member of his or her immediate family serves as a non-employee director of another company (and has not been determined by such other company to be non-independent), on whose board one or more other Washington Mutual directors sit as non-employee directors; or

-	if the director or a member of his or her immediate family maintains one or more deposit accounts with the Company, provided that there is no obligation or requirement to maintain the existence of such accounts and such accounts exist on terms and conditions that are no more favorable than those offered to the general public.

      In February 2005, the Board determined that all of its current directors, other than Mr. Killinger, Mr. Wood, Mrs. Farrell and Ms. Pugh, have no relationships with the Company that are outside of the categorical standards listed above and are therefore independent directors pursuant to the Corporate Governance Guidelines. The Board further determined that Mr. Wood is independent, notwithstanding his outstanding residential loan from a Company subsidiary, the general terms of which are described in “Indebtedness of Management” on page 28 of this Proxy Statement. The Board determined that Mr. Wood’s loan was previously made pursuant to a director home loan program by a company that Washington Mutual acquired in 1997, and therefore was not a material relationship. Mr. Killinger, Mrs. Farrell and Ms. Pugh are not independent because of the following:

-	Mr. Killinger is an executive officer of the Company.

-	Mrs. Farrell was the President and Chief Executive Officer of The Seattle Foundation at a time when Mr. Killinger was a member of its executive committee, the committee that determined Mrs. Farrell’s compensation. In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE rules, the Board will reconsider Mrs. Farrell’s independence during 2006, after the third anniversary of her termination of employment with The Seattle Foundation.

-	Ms. Pugh is the founder and President of Pugh Capital Management, a company with which Washington Mutual transacted business in 2004. The Board has determined that this relationship is a material relationship. It is more fully discussed in “Certain Relationships and Related Transactions” on page 27 of this Proxy Statement.
      The Board also determined in February 2005 that all of the members of the Company’s Audit Committee are independent in accordance with the Corporate Governance Guidelines and applicable SEC rules and regulations.

Responsibilities of the Board of Directors
       In addition to each director’s basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in the Corporate Governance Guidelines. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the Board and the Board’s committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.
      Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, directors must disclose all business relationships with the Company and with any other person doing business with the Company to the entire Board and to recuse themselves from discussions and decisions affecting those relationships. The Company periodically solicits information from directors in order to monitor potential conflicts of interest and to confirm director independence.

Communication With Directors
       Individuals may submit communications to the Board, the Board’s executive session presiding director, or to the non-management directors as a group by sending the communications in writing to the following address: Washington Mutual, Inc., 1201 Third Avenue, WMT 1706, Seattle, Washington 98101. All correspondence should indicate whether it is addressed to the “Board of Directors,” the “Presiding Director,” or the “Non-Management Directors.” The Board has unanimously approved a process that is outlined in the Corporate Governance Guidelines, whereby the Company’s Corporate Secretary, or his designee, will review and forward correspondence to the appropriate directors. The Secretary, or his designee, also forwards copies of the correspondence to other persons within the Company for handling and response, as necessary based upon the subject matter of the communication.
            Director Education and Evaluation
       All directors are expected to be knowledgeable about the Company and its industry and to understand their duties and responsibilities as directors. This knowledge may be gained from attendance at Board meetings; periodic director training sessions; regular meetings with Company management; reading of appropriate industry, corporate governance and directorship literature; and attendance at educational seminars. The Company frequently conducts in-house director education programs on relevant topics. In addition, directors are encouraged to attend education sessions provided by third party groups, and they are reimbursed for their reasonable costs of attendance. In 2004, the Company conducted in-house director education sessions on four occasions.
      All new directors are required to attend orientation sessions conducted by management and educational programs intended to satisfy the special qualification requirements for membership on committees of the Board.
      The Board, acting through the Governance Committee, annually evaluates the effectiveness of the Board collectively, and the performance of each standing Board committee. The Governance Committee determines the appropriate means for this evaluation, which may include surveying the Board and committee membership.
            Director Nomination Process
       The Governance Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of Board members, and for selecting, evaluating and recommending nominees for election by the Company’s shareholders. The Governance Committee may use one or more third party search firms to assist in this purpose. The following are the General Criteria for Nomination to the Board, as adopted by the Board. These General Criteria set forth the traits, abilities and experience that, at a minimum, the Board looks for in determining candidates for election to the Board:

-	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders and other constituencies.

-	Directors should have reputations, both personal and professional, consistent with the image and reputation of Washington Mutual.

-	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

-	Other important factors to be considered in seeking directors include current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

-	A substantial majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s shareholders and other constituencies.

-	Each director should have the ability to exercise sound business judgment.

-	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities and community involvement.
      The Chair of the Governance Committee may authorize the Chief Executive Officer or any other representative of the Board, speaking on behalf of the Board, to extend invitations to new director candidates to join the Board. The Board is responsible for making interim appointments of directors to fill Board vacancies, including those created by the resignation or retirement of directors in accordance with the Company’s Bylaws.
      Company shareholders may propose director candidates for consideration by the Governance Committee by submitting the individual’s name and qualifications to the Secretary of the Company at 1201 Third Avenue, WMT 1706, Seattle, WA 98101. The Governance Committee will consider all director candidates properly submitted by Company shareholders in accordance with the Company’s Corporate Governance Guidelines. Shareholders who wish to nominate candidates for election to the Board at the Annual Meeting of Shareholders must follow the procedures outlined in “Shareholder Proposals for the 2006 Annual Meeting” set forth on page 39 of this Proxy Statement.
            Director Rotation and Retirement
       The Board of Directors does not favor a formal rotation process or term limits for non-management directors. A director who reaches the age of seventy-two must tender his or her resignation to the Chairman of the Board before the next occurring annual meeting of shareholders. The Chairman will refer the resignation to the Board’s Governance Committee for review. The Board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. Messrs. Beighle and Schulte have tendered their resignations in accordance with this policy. Their resignations will become effective August 31, 2005. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with the Company’s Bylaws. A director so appointed to fill the vacancy will stand for re-election by the Company’s shareholders at the first annual meeting of shareholders following that director’s appointment to the Board. In addition, the Company requires that directors tender their resignation when their present position or job responsibility changes significantly. The Board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.
            Board Meetings and Executive Sessions
       The Board of Directors currently holds eight full Board meetings each year. Directors are encouraged to attend each meeting in person. Management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.
      All Company non-management directors generally meet in executive session at every regularly scheduled Board meeting, both with and without the Chief Executive Officer present. All directors who are determined to be independent meet in executive session once per year. The non-management directors will annually select one of their own to be the presiding director at executive sessions. In February 2005, Stephen E. Frank was selected as the presiding director at all executive sessions.
            Director Attendance at Company Annual Meetings
       All directors are encouraged to attend every Company annual meeting of shareholders. To facilitate director availability at the time of the annual meeting, the Company typically schedules Board and Board committee meetings on the day of and the day before the annual meeting. Twelve out of the thirteen Washington Mutual directors attended the annual meeting of shareholders held on April 20, 2004.
            Director Contact with Management
       All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. In addition, there generally are frequent opportunities for directors to meet with other members of the management team.
            Investment Expectations of Directors and Executives and Senior Employees
       Non-employee directors are expected to maintain stock ownership in the Company in an amount that is meaningful and which should have a value of at least three times the annual director cash retainer. For new directors, this may be achieved over a three year period.

      To encourage executives and other senior officers to hold Company stock, the Company’s Human Resources Committee recently adopted stock ownership guidelines that apply to those positions. The target ownership guidelines are as follows:

CEO	Stock ownership with a value of at least 10 times base salary.
Other Executives and Senior Officers	Stock ownership with a value of at least 3 or 4 times base salary, depending on position level.
      For purposes of the above guidelines, stock ownership includes shares of Common Stock held outright, Common Stock held in the Company’s 401(k) Plan, phantom stock held in the Company’s Deferred Compensation Plan, and unvested shares of restricted stock. The Human Resources Committee receives a report at each meeting indicating the stock ownership of each executive and other senior officer, and the Governance Committee receives a report at each meeting indicating the stock ownership of each non-employee director.
            Code of Conduct and Code of Ethics for Senior Financial Officers
       The Company has implemented a Code of Ethics applicable to senior financial officers of the Company and a revised Company Code of Conduct applicable to all Company officers, employees and directors. The Code of Ethics provides fundamental ethical principles to which Company senior financial officers are expected to adhere. The Code of Conduct operates as a tool to help Washington Mutual officers, employees and directors understand and adhere to the high ethical standards required for employment by, or association with, the Company. Both the Code of Ethics and the Code of Conduct are available on the Company’s website at www.wamu.com/ir. Shareholders may also obtain written copies at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187.
Board Meetings and Attendance

       During 2004, the Company’s Board of Directors met eight times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he or she served.
Committees of the Board of Directors

       A description of the general functions of each Board committee and the composition of each committee is below.

Committees	2004 Meetings and General Committee Functions

AUDIT	Meetings in 2004: 10
Stephen E. Frank (Chair) Douglas P. Beighle (Vice Chair)* Phillip D. Matthews Michael K. Murphy William G. Reed, Jr. William D. Schulte* Willis B. Wood, Jr.	- Assists with the oversight of the integrity of the Company’s financial reporting process and financial statements and systems of internal controls;
 -   Assists with the oversight of the Company’s compliance with legal and regulatory requirements;
 -   Selects and retains the independent auditor, and reviews its qualifications, independence and performance; and
- Selects the general auditor, and assists with the oversight of the performance of the Company’s internal audit function.

Committees	2004 Meetings and General Committee Functions

HUMAN RESOURCES	Meetings in 2004: 8
James H. Stever (Chair) Douglas P. Beighle* Stephen E. Frank Phillip D. Matthews Elizabeth A. Sanders# Willis B. Wood, Jr.	- Develops and administers the Company’s executive and senior officer compensation programs and oversees the Company’s talent management process for senior management;
 -   Establishes and administers annual and long- term incentive compensation plans for executives and senior management;
 -   Oversees the administration of the Company’s officer and employee benefit plans and any associated plan trust funds; and
- Annually evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s compensation level based on such evaluation.

GOVERNANCE	Meetings in 2004: 4
William G. Reed, Jr. (Chair) Phillip D. Matthews Margaret Osmer McQuade Elizabeth A. Sanders# James H. Stever Willis B. Wood, Jr.	- Develops and recommends to the Board of Directors governance guidelines and principles for the Company and takes a leadership role in shaping the corporate governance of the Company;
 -   Identifies individuals qualified to become directors and recommends to the Board candidates for directorship; and
- Reviews and makes recommendations to the Board concerning the strategic planning process of the Company developed by management.

FINANCE	Meetings in 2004: 5
Mary E. Pugh (Chair) Anne V. Farrell Stephen E. Frank Michael K. Murphy Margaret Osmer McQuade William G. Reed, Jr. William D. Schulte*	- Monitors investments and dispositions of loans and financial instruments, and significant purchases and dispositions of real property acquired by Washington Mutual (excluding the Company’s premises or other real property acquired for use by the Company); and
- Monitors the development and administration of policies that govern the Company’s acquisition, retention and disposition of investments, and makes recommendations with respect to such policies.

CORPORATE DEVELOPMENT	Meetings in 2004: 1
Kerry K. Killinger (Chair) Douglas P. Beighle* Stephen E. Frank James H. Stever Willis B. Wood, Jr.	- Reviews, on a case-by-case basis, with Washington Mutual’s management, all transactions not in the ordinary course of business; and - Oversees stock issuances by the Company.

Committees	2004 Meetings and General Committee Functions

CORPORATE RELATIONS	Meetings in 2004: 3
Anne V. Farrell (Chair) Margaret Osmer McQuade Michael K. Murphy Mary E. Pugh Elizabeth A. Sanders# James H. Stever	- Monitors the Company’s charitable giving and community service activities, including implementation of its ten-year $375 billion Community Commitment initiated in 2001.

*	Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Messrs. Beighle and Schulte have submitted their resignations from the Board, which will be effective August 31, 2005.

#	Ms. Sanders has notified the Company of her resignation from the Board, effective April 20, 2005.

Committee Independence and Additional Information
       The Audit Committee, Governance Committee and the Human Resources Committee are currently composed entirely of “independent” directors, as defined by the Company’s Corporate Governance Guidelines and applicable NYSE and SEC rules and regulations. Each of the Company’s committees has a written charter, which may be obtained on Washington Mutual’s website at www.wamu.com/ir. Shareholders may also obtain written copies of the charters at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187. A copy of the current Audit Committee charter is attached as Appendix A to this Proxy Statement.
      The chair of each committee is responsible for establishing committee agendas. The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all directors, and each committee chair reports on his or her committee’s activities to the full Board.

Human Resources Committee Interlocks and Insider Participation
       Mr. Wood, a member of the Company’s Human Resources Committee, has a residential loan from a Company subsidiary that is currently outstanding. The general terms of this loan are described in “Indebtedness of Management” on page 28 of this Proxy Statement.

Audit Committee Financial Expertise
       The Board determined in February 2005 that Mr. Frank qualifies as a Company “audit committee financial expert,” as defined by the rules and regulations of the SEC. The Board further determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined pursuant to the rules of the NYSE.

Compensation of Directors

       In establishing the compensation of its non-employee directors, Washington Mutual seeks to provide total compensation that is competitive, fair, aligned with shareholder return and business results, and likely to facilitate long-term ownership of Washington Mutual stock. Washington Mutual does not pay director compensation to its directors who are also employees of the Company.

Cash Compensation
       Non-employee directors receive the following compensation for their service on the Board of Directors and its committees:

-	an annual cash retainer of $35,000;

-	an annual deferred retainer of $35,000, which is payable into the director’s phantom stock account in the Company’s Deferred Compensation Plan;

-	$750 for attendance at each purely telephonic Board meeting or committee meeting;

-	$1,500 for attendance in person or by telephone at each other Board meeting or committee meeting;

-	an annual retainer of $10,000 to the chair of each of the Finance, Human Resources and Governance Committees;

-	an annual retainer of $7,500 to the chair of the Corporate Relations Committee; and

-	annual retainers of $15,000 and $7,500, respectively, to the chair and vice chair of the Audit Committee.

-	Each Corporate Development Committee member receives an annual cash retainer of $6,000 in lieu of any fees for committee meeting attendance.
      Directors who resign or retire from the Board receive a prorated portion of the applicable cash retainers based upon their service to the Board and committees during the year. The non-management director who is selected to be the presiding director at executive sessions of the Board receives an additional annual cash retainer of $5,000. All directors are reimbursed for travel and accommodation expenses in connection with attendance at Board and committee meetings. Spouses of Company directors may occasionally accompany the directors on flights to Company Board meetings on Company leased air transportation where there are no incremental costs to the Company.

Stock Compensation
       Each non-employee director is eligible for an annual grant of either options to purchase Common Stock or shares of restricted stock issued from the Washington Mutual, Inc. 2003 Equity Incentive Plan, as recommended by the Governance Committee. In January 2005, the Company granted each non-employee director an option to purchase 5,000 shares of Common Stock. Director annual option grants have an exercise price equal to the fair market value of one share of Common Stock on the date of grant and vest on the first anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances.

Director Compensation Pursuant to Assumed Plans
       Messrs. Frank and Wood are entitled to certain retirement benefits under an unfunded directors’ retirement plan for which Washington Mutual has assumed responsibility as successor to Great Western Financial Corporation (“GWFC”). Upon termination of service on GWFC’s board of directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer previously paid to members of the GWFC board plus twelve times the monthly meeting fee, both as in effect at the time of the director’s termination. Benefits are payable for a period equal to the number of years that the eligible director served as a GWFC director and will be provided to the surviving spouse or other designated beneficiary following an eligible director’s death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Pursuant to the plan, Messrs. Frank and Wood are each entitled to receive quarterly payments of $11,650. Mr. Frank is entitled to receive these payments until October 2008 and Mr. Wood’s payments end in October 2011. Accordingly, in 2004 each of these directors received payments aggregating $46,600 pursuant to the plan.
      Messrs. Frank and Wood also have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual has assumed responsibility as successor to GWFC. No additional compensation may be deferred under this plan. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Interest accrues on fund balances outstanding pursuant to the plan at enhanced rates. Those interest amounts exceeded 120% of the applicable federal long-term rate compounded annually by $4,307 and $4,575, respectively, for Messrs. Frank and Wood during 2004.
      Mr. Schulte is entitled to certain retirement benefits under an unfunded directors’ retirement plan for which Washington Mutual has assumed responsibility as successor to H.F. Ahmanson & Company (“Ahmanson”). Upon termination of service on Ahmanson’s board of directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the director’s pay during the twelve-month period immediately preceding retirement from such board. Benefits are payable for a period equal to the number of years that the eligible director served as an Ahmanson director and will be provided to the surviving spouse or other designated beneficiary following an eligible director’s death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Mr. Schulte began receiving monthly payments of $2,000 under the plan on April 1, 1999, and is entitled to receive this benefit through September 2006.
PRINCIPAL HOLDERS OF COMMON STOCK
        This table shows information regarding beneficial ownership of Common Stock by the only shareholders known by the Company to have owned more than 5% of the outstanding shares of Common Stock on December 31, 2004.

	Shares of Common
Name and Address of	Stock Beneficially
Beneficial Owner	Owned	Percent of Class(1)

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	88,938,600(2)	10.20%
Harris Associates, L.P. Harris Associates Inc. (General Partner) Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	47,564,107(3)	5.45

(1)	Based on 874,261,898 shares outstanding (including 6,000,000 shares of Common Stock held in escrow) as of December 31, 2004.

(2)	Based solely on a review of the Schedule 13G/A filed by Capital Research and Management Company (“Capital”) with the SEC on March 10, 2005. As reported on the Schedule 13G/A, Capital is an investment advisor registered under the Investment Advisors Act of 1940 and has sole voting power with respect to 18,958,400 shares and sole dispositive power with respect to 88,938,600 shares.

(3)	Based solely on a review of the Schedule 13G/A filed by Harris Associates, L.P. with the SEC on February 18, 2005. As reported in the Schedule 13G/A, Harris Associates, L.P. has shared voting power with respect to 47,564,107 shares (including 27,519,700 shares owned by the Harris Associates Investment Trust), sole dispositive power with respect to 20,044,407 shares, and shared dispositive power with respect to 27,519,700 shares, all of which are owned by the Harris Associates Investment Trust.

SECURITY OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS
        This table and the accompanying footnotes provide a summary of the beneficial ownership of the Common Stock as of February 28, 2005, by (i) the directors, (ii) the Company’s Chief Executive Officer, (iii) the other current and former executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.
      Each listed person individually owns less than 1% of the outstanding shares and voting power of the Common Stock of the Company, and the Company’s directors and executive officers as a group hold approximately 1.51%. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

				Total		Total
	Common		Options	Beneficial	Phantom	Stock-Based
Name	Stock(1)		Exercisable(2)	Ownership(3)	Stock(4)	Ownership(5)

	A		B	C	D	E
Douglas P. Beighle(6)	39,447	(7)	42,500	81,947	21,793	103,740
Thomas W. Casey	138,713	(8)	273,867	412,580	—	412,580
Anne V. Farrell	10,529	(9)	42,500	53,029	1,833	54,862
Stephen E. Frank	20,918	(10)	48,126	69,044	1,833	70,877
Kerry K. Killinger	1,232,440	(11)	5,050,939	6,283,379	350,749	6,634,128
William A. Longbrake	1,137,991	(12)	728,335	1,866,326	19,949	1,886,275
Phillip D. Matthews	18,685	(13)	45,415	64,100	1,833	65,933
Michael K. Murphy	26,219	(14)	42,500	68,719	7,793	76,512
Deanna W. Oppenheimer(15)	156,676	(16)	565,584	722,260	30,088	752,348
Margaret Osmer McQuade	22,488		12,685	35,173	1,833	37,006
Mary E. Pugh	4,059	(17)	29,000	33,059	1,833	34,892
William G. Reed, Jr.	130,871	(18)	42,500	173,371	20,223	193,594
Elizabeth A. Sanders(19)	18,690	(20)	41,060	59,750	1,832	61,582
William D. Schulte(21)	19,843	(22)	48,620	68,463	1,833	70,296
James H. Stever	32,829	(23)	40,250	73,079	1,833	74,912
Craig E. Tall(24)	38,177	(25)	735,179	773,356	54,530	827,886
Willis B. Wood, Jr.	24,078	(26)	48,126	72,204	11,669	83,875
All directors and current executive officers as a group (26 persons)(27)	4,012,156		9,282,776	13,294,932	481,474	13,776,406

(1)	All fractional shares in this table have been rounded to the closest whole share.

(2)	In accordance with applicable SEC rules, only options that are exercisable within 60 days after February 28, 2005 are included in this column.

(3)	The amounts in this column are derived by adding shares and options listed in columns A and B of the table.

(4)	This column includes shares of phantom stock attributable to the account of the executive or director based on such individual’s deferral of compensation into the Company’s Deferred Compensation Plan. These shares are not shares of Common Stock and confer no voting rights.

(5)	The amounts contained in this column are derived by adding the amounts in columns C and D of the table.

(6)	Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Mr. Beighle has submitted his resignation from the Board, which will be effective August 31, 2005.

(7)	Includes 1,529 shares of restricted stock.

(8)	Includes 130,174 shares of restricted stock.

(9)	All shares are held jointly with Mrs. Farrell’s spouse; includes 1,529 shares of restricted stock.

(10)	Includes 1,528 shares of restricted stock.

(11)	Includes 284,404 shares of restricted stock, 4,000 shares held in trust for the benefit of Mr. Killinger’s sons and 100,000 shares held by a grantor retained annuity trust.

(12)	Includes 14,860 shares held directly by Mr. Longbrake’s spouse and 8,425 shares of restricted stock. Also includes 125,365 shares held by a family charitable foundation of which Mr. Longbrake is a co-trustee. He shares investment and/or voting power for the foundation’s shares.

(13)	Includes 10,000 shares held in the Matthews’ Family Trust and 1,185 shares of restricted stock.

(14)	Includes 6,000 shares held jointly with Mr. Murphy’s spouse and 1,529 shares of restricted stock.

(15)	Ms. Oppenheimer, the former President, Consumer Group, resigned from the Company effective March 1, 2005.

(16)	Includes 9,771 shares held in the WaMu Savings Plan (the “401(k) Plan”).

(17)	Includes 500 shares held jointly with Ms. Pugh’s spouse and 950 shares of restricted stock.

(18)	All shares are held jointly with Mr. Reed’s spouse; includes 1,529 shares of restricted stock.

(19)	Ms. Sanders has notified the Company of her resignation from the Board, effective April 20, 2005.

(20)	Includes 2,520 shares held jointly with Ms. Sanders’ spouse and 1,185 shares of restricted stock.

(21)	Pursuant to the Company’s director retirement policy contained in its Corporate Governance Guidelines (see page 11 of this Proxy Statement), Mr. Schulte has submitted his resignation from the Board, which will be effective August 31, 2005.

(22)	Includes 1,185 shares of restricted stock.

(23)	Includes 11,250 shares held jointly with Mr. Stever’s spouse and 1,529 shares of restricted stock. Also includes 1,800 shares held in the Stever Family Foundation, of which Mr. Stever is the President. He shares investment and/or voting power for the foundation’s shares.

(24)	Effective February 14, 2005, Mr. Tall resigned from the Company’s Executive Committee. He remains a non-executive senior officer of the Company focusing on corporate development, rather than participating in setting general strategic direction and risk management oversight which is solely the responsibility of the Executive Committee.

(25)	Includes 1,500 shares held directly by Mr. Tall’s spouse, 15,000 shares of restricted stock and 2 shares held in the 401(k) Plan.

(26)	Includes 1,529 shares of restricted stock.

(27)	Does not include Mr. Tall, who was not an executive officer on February 28, 2005. Includes 21,520 shares held in the 401(k) Plan, 1,022 shares in personal retirement accounts and 1,355,023 shares of restricted stock.

EXECUTIVE COMPENSATION
Summary Compensation Table

       This table shows all compensation paid for the three years ended December 31, 2004, by the Company to its Chief Executive Officer and its other four most highly paid executive officers for 2004 (collectively, the “Named Executive Officers”). Annual Compensation includes amounts deferred at the Named Executive Officer’s election.

	Annual Compensation					Long-Term Compensation

								Number of
								Securities
						Restricted		Underlying
				Other Annual		Stock		Options	LTIP		All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)		Awards($)		Granted(2)	Payouts($)(3)(4)		Compensation($)(5)

Kerry K. Killinger	2004	$1,000,000	$1,926,000	$105,494		—		—	$8,935,416		$314,893
Chairman and Chief Executive Officer	2003	1,000,000	2,943,000	76,025		—		760,000	—		825,520
	2002	1,000,000	3,009,000	12,498		—		900,000	2,118,143		661,013

Deanna W. Oppenheimer	2004	650,006	706,200	18,240		—		—	2,360,322		110,576
Former President, Consumer Group(6)	2003	600,023	981,000	—		—		300,000	—		148,508
	2002	323,128	513,035	—		—		325,000	564,143		95,603

Thomas W. Casey	2004	575,005	449,400	18,240		—		—	857,859	(10)	49,538
Executive Vice President and	2003	550,021	1,387,650	1,200,640	(8)	—		230,000	101,414		2,750
Chief Financial Officer(7)	2002	98,721	700,000	54,289		500,000	(9)	300,000	—		—

Craig E. Tall	2004	525,005	545,700	18,376		—		—	2,360,322		102,872
Vice Chair, Corporate Development(11)	2003	525,020	833,850	—		—		150,000	—		212,361
	2002	525,020	852,550	—		—		230,000	589,262		201,440

William A. Longbrake	2004	475,013	481,500	15,000		—		—	2,360,322		90,721
Vice Chair	2003	475,026	735,750	—		—		140,000	—		188,810
	2002	475,026	752,764	—		—		210,000	589,262		193,377

(1)	In accordance with applicable SEC rules, for 2003 and 2002, this column excludes perquisites and other personal benefits if such amounts, in the aggregate, do not exceed $50,000 for either year. For 2004, this column includes the aggregate incremental cost to the Company of providing the following perquisites previously approved by the Human Resources Committee of the Board: Mr. Killinger: $53,390 for his personal use of Company air transportation and a $28,716 payment for related taxes; $10,000 for tax and financial planning services; $10,000 automobile allowance and $3,240 in parking payments; Ms. Oppenheimer: $10,000 for tax and financial planning services; $5,000 automobile allowance and $3,240 in parking payments; Mr. Casey: $10,000 for tax and financial planning services; $5,000 automobile allowance and $3,240 in parking payments; Mr. Tall: $10,000 for tax and financial planning services; $5,000 automobile allowance and $3,240 in parking payments; and Mr. Longbrake: $10,000 for tax and financial planning services and $5,000 automobile allowance.

(2)	This column reflects the number of options granted to the Named Executive Officers during the given calendar year. The Company did not grant any stock options to the Named Executive Officers in 2004. In the past, the Company’s practice was to grant stock options to employees during December of each year as part of setting overall compensation for the subsequent calendar year. In 2004, the Company changed its prior practice and will now grant stock options to employees (including the Named Executive Officers) during January of each year, rather than during December of the prior year.

(3)	The amounts shown in this column for each Named Executive Officer, other than Mr. Casey (see footnote 10), for 2004 represent the value as of the issuance date of April 19, 2004 of shares of Company Common Stock issued in satisfaction of the performance share awards made in calendar year 2000 for the three-year performance period which ended on December 31, 2003. Performance share awards are contingent performance awards paid out in cash or Common Stock at the end of a three-year period based upon the Company’s performance on key financial metrics over the three-year period compared to the performance of a peer group in the S&P Financial Index. This program is more fully discussed in “Long Term Incentive Plan Awards in 2004” on page 21 of this Proxy Statement. The value reported includes dividends that accrued prior to issuance, which were paid out in additional shares of Common Stock. The Company’s performance on the applicable key financial metrics of total shareholder return, return on common equity and earnings per share growth over the three-year period which ended on December 31, 2003 was at the 90th percentile of the applicable peer group. This resulted in a payout of 250% of the target share amounts. The amounts shown in this column for 2003 and 2002 represent the value, as of the vesting date of March 31 of the applicable year, of shares of restricted stock on which restrictions based on achievement of performance-based criteria or length of service have lapsed.

(4)	In April 2005, the Company expects to issue shares of Common Stock to the Named Executive Officers (other than Mr. Casey, who will receive cash) in satisfaction of performance share awards made in 2001 for the three-year performance period which ended on December 31, 2004 (the “2004 Performance Stock”). Based on preliminary calculations, the Company expects that its performance on the applicable key financial metrics of total shareholder return, return on common equity and earnings per share growth during the 2002-2004 period will be approximately at the 67th percentile of the applicable peer group, which will result in a payout of 135% of the target amounts. The 2004 Performance Stock will be issued after the number of shares of 2004 Performance Stock earned is calculated and approved by the Human Resources Committee of the Board of Directors in accordance with the terms of the Performance Share Awards program. Based on preliminary calculations, the numbers of shares of 2004 Performance Stock that are likely to be issued to the Named Executive Officers are as follows: Mr. Killinger: 136,659; Ms. Oppenheimer: 6,985; Mr. Casey: 19,740 (with his actual payout to be in cash); Mr. Tall: 34,924 and Mr. Longbrake: 31,888. Because these are based on preliminary calculations, the actual number of shares issued could differ from these amounts. These amounts include estimated dividend shares that have accrued on the 2004 Performance Stock. In accordance with applicable SEC rules, the Company will report the value of the shares of 2004 Performance Stock that are ultimately issued in the Summary Compensation Table contained in the Company’s annual proxy statement filed in 2006.

(5)	The amounts shown in this column for 2004 include the following:

(a)	Company matching contributions under the Company’s 401(k) Plan during 2004 of $8,200 for each Named Executive Officer.

(b)	Amounts credited to the accounts of each Named Executive Officer during 2004 pursuant to the Company’s Supplemental Employee Retirement Plan (the “SERP”) as follows: Mr. Killinger: $306,693, Ms. Oppenheimer: $102,376, Mr. Casey: $41,338, Mr. Tall: $94,672 and Mr. Longbrake: $82,521. The SERP is a nonqualified, noncontributory deferred compensation plan designed to provide certain executives with benefits they would have otherwise received under the Company’s Pension Plan but for certain restrictions set forth in the Internal Revenue Code on the amount of compensation that may be considered as eligible compensation pursuant to the Pension Plan. See the discussion of the SERP on page 22 of this Proxy Statement.

(6)	Ms. Oppenheimer resigned from the Company effective March 1, 2005.

(7)	Mr. Casey became an employee of the Company in October 2002.

(8)	This amount was related to Mr. Casey’s relocation to Seattle and included the following: a payment for certain taxes in the amount of $381,228, $169,412 in moving and relocation expenses, and a $650,000 supplemental relocation assistance cash payment. For 2002, the amount was related to miscellaneous relocation expenses, including a cash allowance of $41,667.

(9)	On October 21, 2002, Mr. Casey was granted 14,148 shares of restricted stock with a value on such date of $500,000 calculated in accordance with applicable SEC rules. The restricted stock vests annually in five equal amounts beginning on March 31, 2003. As of December 31, 2004, Mr. Casey held 9,245 shares of such restricted stock (including accrued dividend shares) with a value on such date of $390,879, calculated in accordance with applicable SEC rules. Regular Company dividends are paid on the shares of restricted stock in the form of additional shares of restricted Common Stock.

(10)	The amount shown in this column for Mr. Casey in 2004 represents the following: (i) $127,252 worth of restricted Common Stock which vested on March 31, 2004; and (ii) a cash payment of $730,607 in lieu of Mr. Casey’s performance share award for the three-year performance period that ended on December 31, 2003. Mr. Casey’s award for such period was pro-rated due to the fact that he joined the Company after the commencement of the performance period.

(11)	Effective February 14, 2005, Mr. Tall resigned from the Company’s Executive Committee. He remains a non-executive senior officer of the Company focusing on corporate development, rather than participating in setting general strategic direction and risk management oversight which is solely the responsibility of the Executive Committee.
Grants of Stock Options in 2004

       The Company did not grant any stock options to the Named Executive Officers in 2004. In the past, the Company’s practice was to grant stock options and to make equity incentive awards to employees during December of each year as part of setting overall compensation for the subsequent calendar year. In 2004, the Company changed its prior practice and will now grant stock options and make other equity incentive awards to employees (including the Named Executive Officers) during January of each year, rather than during December of the prior year. The option grants made to the Named Executive Officers in January 2005, which are discussed in the Report of the Human Resources Committee on Executive Compensation on page 31 of this Proxy Statement, will be reported in the Summary Compensation Table and Grant of Stock Options table in the Company’s annual proxy statement to be filed in 2006.
      The Company grants stock options to employees, including the Named Executive Officers, pursuant to the Company’s 2003 Equity Incentive Plan. The options have terms of ten years, subject to earlier termination upon termination of employment, and they generally vest over three years in equal annual installments beginning one year after the date of the grant.

Aggregated Option Exercises in 2004 and Year-End Option Values

       This table shows stock option exercises during 2004 by each of the Named Executive Officers and the value of their unexercised options at December 31, 2004.

				Number of Securities
				Underlying Unexercised		Value of Unexercised
	Shares			Options at		In-the-Money Options
	Acquired		Value	Fiscal Year-End(#)		Fiscal Year-End($)(2)
	on		Realized
Name	Exercise(#)		($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kerry K. Killinger	105,150	(3)	$3,389,436	5,219,794	806,668	$79,648,727	$3,118,340
Deanna W. Oppenheimer(4)	123,859		3,580,053	1,036,415	308,334	13,535,621	1,172,921
Thomas W. Casey	2,798		7,309	273,867	253,335	1,461,493	1,056,174
Craig E. Tall(5)	267,047		5,008,019	735,179	176,668	6,674,356	715,841
William A. Longbrake	58,001		1,064,046	731,582	163,335	6,965,180	659,174

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(2)	Amounts are calculated using as the stock price the closing price of the Common Stock on the last trading day of the year, December 31, 2004, which was $42.28. There is no guarantee that, if and when these options are exercised, they will have this value.

(3)	Includes an option to purchase 6,776 shares in which Mr. Killinger had no beneficial or dispositive interest and which was exercisable only at the direction of Mr. Killinger’s former spouse and solely for her pecuniary interest.

(4)	Ms. Oppenheimer, the former President, Consumer Group, resigned from the Company effective March 1, 2005.

(5)	Effective February 14, 2005, Mr. Tall resigned from the Company’s Executive Committee. He remains a non-executive senior officer of the Company focusing on corporate development, rather than participating in setting general strategic direction and risk management oversight which is solely the responsibility of the Executive Committee.
Long-Term Incentive Plan Awards in 2004

       The Company did not make any long-term incentive plan (“LTIP”) awards to the Named Executive Officers in 2004. In the past, the Company’s practice was to make LTIP awards in the form of performance share awards to eligible employees during December of each year as part of setting overall compensation for the subsequent calendar year. In 2004, the Company changed its prior practice and will now make performance share awards to eligible employees (including the Named Executive Officers) during January of each year, rather than during December of the prior year. The performance shares awarded to the Named Executive Officers in January 2005, which are discussed in the Report of the Human Resources Committee on Executive Compensation on page 32 of this Proxy Statement, will be reported in the Long Term Incentive Plan Awards section of the Company’s annual proxy statement to be filed in 2006.
      Performance share awards are contingent performance awards paid out at the Company’s discretion in cash or shares of Washington Mutual Common Stock at the end of a three-year period only if the Company achieves specified performance goals. For the most recently established performance period which ends on December 31, 2007, the performance share program will measure three-year:

-	total shareholder return versus peers,

-	return on common equity versus peers, and

-	earnings per share growth versus peers.
      Each metric is equally weighted. The peer group consists of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 35 of this Proxy Statement. The awards will range from zero to 250% of the contingent award. The target payout is at the 60th percentile of the peer group companies, and is payable at 100% of the contingent award. The threshold payout is at the 30th percentile of the peer group companies, and payable at 25% of the contingent award. There is no payout for performance below the 30th percentile of peer group companies. If the performance share awards are paid in Common Stock, they will earn dividend equivalents that will be accrued in the form of additional performance shares paid in Common Stock when and to the extent the related performance shares are paid. The value of the performance share awards may be deferred pursuant to the Company’s Deferred Compensation Plan.

PENSION PLANS AND OTHER PLANS AND AGREEMENTS
Cash Balance Pension Plan and Supplemental Employees’ Retirement Plan

       Pursuant to the terms of the WaMu Pension Plan (the “Pension Plan”), participants receive benefit credit accruals as a percentage of eligible compensation and interest accruals on current and prior benefit accruals. The current benefit accrual rate is based on years of service as follows:

-	for service up to four years, the benefit credit is 4.0%;

-	for service from five to nine years, the benefit credit is 5.0%;

-	for service from ten to fourteen years, the benefit credit is 6.0%;

-	for service from fifteen to nineteen years, the benefit credit is 7.0%; and

-	for twenty years or more of service, the benefit credit is 8.0%.
      Eligible compensation includes base salary, incentive payments, bonuses and overtime. The Pension Plan annually credits interest on all benefit accruals at the rate quoted at the beginning of each year for the yield on U.S. government securities adjusted to a constant maturity of 30 years. The Pension Plan credits benefit accruals each pay period and interest on a daily basis. The interest credit rate for 2004 was 5.12%.
      In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee’s balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. There are no employee contributions to the Pension Plan.
      Upon termination, participants may elect to receive a lump-sum distribution of their vested balances or an annuitized payment from the Pension Plan’s trust fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974, as amended (ERISA).
      The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers in accordance with the Pension Plan, assuming each individual elected to receive an annuitized payment from the Pension Plan. These projections are based on an interest crediting rate of 6.0% and are not subject to any deduction for Social Security or other offset amounts.

Estimated Annual
Benefits at 65 Years
Name	of Age

Kerry K. Killinger	$60,032
Deanna W. Oppenheimer(1)	45,346
Thomas W. Casey	56,289
Craig E. Tall(2)	39,239
William A. Longbrake	16,734

(1)	Ms. Oppenheimer, the former President, Consumer Group, resigned from the Company effective March 1, 2005.

(2)	Effective February 14, 2005, Mr. Tall resigned from the Company’s Executive Committee. He remains a non-executive senior officer of the Company focusing on corporate development, rather than participating in setting general strategic direction and risk management oversight which is solely the responsibility of the Executive Committee.
      Because the Internal Revenue Code imposes restrictions on the amount of compensation that may be considered as eligible compensation pursuant to the Pension Plan, the Company also provides certain highly compensated employees, including the Named Executive Officers, with a Supplemental Employees’ Retirement Plan (the “SERP”). The SERP is designed to provide participants with a benefit credit equal to the benefit credit they would have received under the Pension Plan (between 4% and 8%, depending on their years of service) had their eligible compensation under the Pension Plan not been limited by applicable restrictions contained in the Internal Revenue Code. In addition, the balance in each participant’s account vests over a five-year period and is credited with earnings at an annual rate equal to the rate for 30-year constant maturities treasuries. Upon a participant’s termination of service to the Company, benefits are paid in a lump sum, except that any participant with an account balance in excess of $100,000 may elect to receive annual installment payments over a period of up to ten years.
      The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the Pension Plan and the SERP had their service to the Company terminated on December 31, 2004, and had they elected to receive their aggregate balances in the form of a lump sum payment: Mr. Killinger: $2,574,953; Ms. Oppenheimer: $676,453; Mr. Casey: $12,482; Mr. Tall: $852,824 and Mr. Longbrake: $580,760. These lump sum payments would be in lieu of any annual installment payments pursuant to the Pension Plan and the SERP.
Executive Target Retirement Income Plan

       In 2004 the Company established the Executive Target Retirement Income Plan (the “ETRIP”) to provide retirement benefits to the Company’s executive officers, including the Named Executive Officers. For Company executive officers, the ETRIP replaces the Company’s Supplemental Executive Retirement Accumulation Plan discussed below. The ETRIP is designed to provide a market competitive retirement benefit for participants. The ETRIP provides supplemental retirement benefits that, as a lump sum, are equal to 6.5 times a participant’s average base salary and bonus (during his or her last five years) reduced proportionally for executive service of less than twenty-five years. This benefit is reduced by the aggregate amount of a participant’s balances in the SERP, SERAP and Pension Plan, and the Company’s contributions to the WaMu Savings Plan. Benefits vest ratably over five years, counting only executive service on or after January 1, 2004. Upon a change-in-control of the Company, each participant receives an additional 2 or 3 years of service credit, depending on the participant’s existing change-in-control agreement with the Company. In addition, a successor company’s ability to amend the ETRIP after a change-in-control is strictly prohibited, except to provide for additional offsets for any retirement plans adopted after a change in control. Upon termination of employment, each participant receives a lump sum payment equal to his or her balance, except that any participant with a balance in excess of $500,000 may make an election to receive annual installments over a period of up to twenty years. The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the ETRIP had their service to the Company terminated on January 1, 2005, and had they elected to receive their balances in the form of a lump sum payment: Mr. Killinger: $853,749; Ms. Oppenheimer: $320,691; Mr. Casey: $108,751; Mr. Tall: $189,170 and Mr. Longbrake: $244,356. These lump sum payments would be in lieu of any annual installment payments pursuant to the ETRIP.
Supplemental Executive Retirement Accumulation Plan

       The Company provides certain highly compensated employees, not including the Named Executive Officers or other executive officers of the Company, with a Supplemental Executive Retirement Accumulation Plan (the “SERAP”). Prior to 2004, Company executive officers, including the Named Executive Officers, were eligible to accrue benefit credits pursuant to the SERAP. Currently, the Named Executive Officers maintain their existing SERAP account balances, which continue to receive interest credits, but not further benefit accruals. Pursuant to the SERAP, participants receive benefit credits of 1% for each year of Company employment service, with a minimum of 3% and a maximum of 12%. Participants also receive an interest credit based on the rate that would have been paid on unsecured junior debt of the Company (if any) with a ten-year maturity. If the Company did not issue any unsecured junior debt for the year, then the comparable rate for peer institutions is used. Upon termination of a participant’s service to the Company, the participant will receive a lump sum payment equal to his or her account balance, except that any participant with an account balance in excess of $100,000 may elect to receive annual installment payments over a period of up to ten years. The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the SERAP had their service to the Company terminated on December 31, 2004, and had they elected to receive their balances in the form of a lump sum payment: Mr. Killinger: $2,357,138; Ms. Oppenheimer: $291,287; Mr. Casey: $0; Mr. Tall: $608,824 and Mr. Longbrake: $534,417. These lump sum payments would be in lieu of any annual installment payments pursuant to the SERAP.
Deferred Compensation Plan

       The Company offers certain highly compensated employees, including the Named Executive Officers and Company directors, a Deferred Compensation Plan (the “DCP”). The DCP allows eligible employees and directors to defer some or all of their Company compensation until a selected date or event. Eligible employees may elect to defer regular pay, bonuses, gains on exercise of nonqualified stock options, compensation related to the lapse of restrictions on restricted stock, and issuance of Common Stock in satisfaction of performance share awards. Company directors may defer their fees and retainers payable for their service on the Board and Board committees. DCP account balances are credited with earnings based on a participant’s selection of one or more of the following methods: (1) interest method (credits interest at a rate equal to the rate at which junior unsecured debt would be issued); (2) phantom stock method (tracks Washington Mutual Stock); (3) a Standard & Poors 500 index mutual fund return; (4) a Morgan Stanley Capital International (“MSCI”) U.S. Small Cap 1750 index mutual fund return; or (5) an MSCI Europe and Pacific Region index mutual fund return. At the time of deferral, each participant elects the payment commencement date, the earnings accrual method, and the form of payment. Available forms of payment are either lump sum or, if the participant’s balance exceeds $100,000, installment payments for a period of up to ten years. The Company does not match any amounts deferred pursuant to the DCP.
      As of December 31, 2004, the Named Executive Officers had accumulated balances in the Deferred Compensation Plan as follows: Mr. Killinger: $14,667,060; Ms. Oppenheimer: $1,258,160; Mr. Casey: $373,452; Mr. Tall: $12,942,318; and Mr. Longbrake: $834,202. These balances reflect deferral of compensation previously earned by each Named Executive Officer, plus earnings accrued pursuant to the crediting method selected by the participant. In accordance with applicable SEC rules, the Company previously reported all compensation deferred into the DCP as compensation to the Named Executive Officer for the year earned.
Incentive Target Replacement Options

       The Company offers an Incentive Target Replacement Options (“ITRO”) program to certain highly compensated employees, including the Named Executive Officers. The ITRO program allows participants to convert a portion of their annual target bonus opportunity into a grant of fair market value stock options. Pursuant to the program, participants may exchange either 10%, 20% or 33% of their target annual bonus opportunity for ITRO options and their target bonus opportunity for the year will be reduced by the same amount. Once the election is made, it is irrevocable. To partially compensate for the additional risk of stock options, the 2005 exchange rate for exchanging annual bonus for ITRO options is set at 1.5 to 1. This means the recipient receives $1.50 of economic value in stock options for each $1.00 of bonus opportunity exchanged. The economic value is determined using a modified Black-Scholes option pricing methodology. The ITRO options vest 100% on the first anniversary of the date of grant and may be exercised over a ten-year period from the date of grant. None of the Named Executive Officers elected to participate in the ITRO program in 2004 or 2005.
Stock Option Expensing and Prohibition Against Re-Pricings

       Effective January 1, 2003, and in accordance with the transitional guidance of the Financial Accounting Standards Board, Washington Mutual elected to prospectively apply the fair value method of accounting for stock-based awards granted after December 31, 2002.
      The Company did not reduce the exercise price of any outstanding stock options during 2004. The Washington Mutual 2003 Equity Incentive Plan expressly prohibits such stock option re-pricings under any circumstances.
Employment, Termination and Change in Control Agreements

            Agreements
       Washington Mutual has entered into a separate employment agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms. Each agreement provides the following, except that Mr. Killinger’s agreement differs as noted below:

-	The annual compensation of the Named Executive Officer is determined by the Board of Directors’ Human Resources Committee.

-	Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the individual agreements), the Named Executive Officer will be paid the following (the “Severance Payments”):

•	An amount equal to three times his or her total Annual Compensation, which is determined to include the greater of:

-	salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or

-	an amount equal to his or her salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year).

-	In either case, Annual Compensation excludes the value of grants of stock options and restricted stock, perquisites and other similar non-plan benefits, and includes all other items of compensation, including contributions made or anticipated to have been made on the Named Executive Officer’s behalf pursuant to the Company’s benefit plans for the calendar year in which termination occurs.

•	All the Named Executive Officer’s outstanding, unvested options will immediately vest and become exercisable.

•	Subject to prior approval of the Human Resources Committee, restrictions on all or certain grants of the Named Executive Officer’s restricted stock will immediately lapse.

•	If any of the Severance Payments constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay an additional amount (the “Gross-Up Payment”) to the Named Executive Officer within a specified period of time.

-	The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the “Excise Tax”) and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payment been paid.
      Mr. Killinger’s agreement contains all of the above provisions and further provides that he will be entitled to the Severance Payments if he is terminated by the Company other than for Cause (as defined in Mr. Killinger’s agreement), whether or not a Change in Control has occurred.
      Pursuant to his 1982 employment agreement, Mr. Killinger entered into a deferred bonus arrangement with the Company pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 31, 2004, the accrued benefits under such arrangement totaled $260,978.
Certain Provisions Contained in Company Compensation Plans
            2003 Equity Incentive Plan
       The Human Resources Committee of the Company’s Board of Directors (the “HR Committee”) administers this plan. Subject to the terms of the plan, the HR Committee determines the types of awards to be made under the plan, establishes the terms and conditions for each award, and approves the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the HR Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock: (i) all options will vest, unless the Company elects to convert the options into options to purchase stock of the acquiring company; and (ii) the restrictions and forfeiture provisions on all outstanding shares of Company restricted stock will lapse to the same extent that vesting of outstanding options accelerates.

Equity Incentive Plan
       The HR Committee administers this plan, pursuant to which the Company has previously granted awards of restricted stock. Subject to the terms of the plan, the HR Committee determined the number of shares to be granted under the plan, established the terms and conditions for each award, and approved the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the HR Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company. In the event of termination of an individual’s employment before age 60 for any reason (including death or disability), all of his or her unvested restricted stock or stock units will be forfeited without compensation, unless otherwise specified in the award agreement or determined by the HR Committee.

Leadership Bonus Program
       Unless otherwise specified by the HR Committee, employees who voluntarily separate from the Company prior to the end of the plan year, or who involuntarily separate from the Company for performance reasons prior to the end of the plan year, are not eligible for a bonus payout. Employees who voluntarily separate after the end of the plan year remain eligible for a bonus payout for the completed plan year. Employees who separate prior to the end of the plan year due to a reduction in work force, or due to death, permanent disability or approved retirement, are generally eligible for a bonus payout based on earned salary through the date of separation or termination of active employment.

1994 Stock Option Plan
       The HR Committee administers this plan, pursuant to which the Company has previously granted stock options. Subject to the terms of the plan, the HR Committee determined the types of awards to be made under the plan, established the terms and conditions for each award, and approved the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the Human Resources Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all options will vest, unless the Company elects to convert the options into options to purchase stock of the acquiring company. Unless otherwise specified in the award agreement or determined by the HR Committee, the individual will have the following periods to exercise his or her vested options in the event of termination of service to the Company for any reason (other than in connection with a change in control): (i) ninety days after termination for reasons other than approved retirement; (ii) five years after termination by reason of approved retirement after age 55 with ten years’ service as an employee; and (iii) five years after termination by reason of approved retirement after age 55 with five years’ service as a director. If the termination is by reason of an approved retirement after age 65 (or age 72 for directors), then all of the individual’s unvested options shall become vested for the applicable period set forth above.

Performance Share Award Program
       Unless otherwise specified by the HR Committee, if a participant in the Performance Shares Award Program voluntarily terminates his or her employment with the Company during a performance period, the entire performance share award for that period is forfeited. If employment ends due to an approved retirement, the participant continues to participate in all in-progress performance cycles and receives the award at the end of each cycle based on full-cycle performance. If a participant moves to a non-eligible position during an in-progress performance cycle the award will be calculated based on full-cycle performance and the final payment prorated to the job change date. Upon the occurrence of a change in control of the Company, the participant will receive a pro rata award payment as soon as reasonably possible following the date of the change in control based on performance measured as close as practical to the date of the change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions With Management and Others, and Certain Beneficial Relationships

-	In 2004, the Company paid $202,275 to Pugh Capital Management, Inc. for investment management services. Mary E. Pugh, a director of the Company, is the founder and President of Pugh Capital Management, Inc., a Seattle-based fixed income money management company. The Human Resources Committee, on behalf of the Board, reviews the performance of her firm with respect to the provided services. The Company expects to continue this relationship on substantially similar terms in 2005.

-	The Company and Columbia Hospitality, Inc. (“CHI”), a property management company, are parties to a management agreement whereby CHI provides property management services to Washington Mutual. The Company has been advised that John Oppenheimer is the owner of CHI. Mr. Oppenheimer is the husband of Deanna W. Oppenheimer, who was an executive officer of the Company until March 1, 2005. CHI serves as the sole and exclusive manager of Cedarbrook, the Company’s Leadership Center. Washington Mutual has agreed to pay CHI a monthly management fee of $21,000 until expiration of the agreement in December 2007. The Company also pays CHI an Incentive Satisfaction Fee once every six months commencing January 2003 up to a maximum of $20,000 semi-annually and an Outside Revenue Fee equal to 5% of gross revenues attributable to renting the facility to outside groups. Washington Mutual also reimburses CHI for all facility operating expenses directly paid by CHI. During 2004, the total amount paid by Washington Mutual to CHI as payment for services rendered by CHI pursuant to this arrangement was approximately $313,758. During 2004, CHI also performed several phases of consulting work for Washington Mutual related to the Company’s existing headquarters and its office tower under construction in Seattle. For these services, the Company paid CHI $29,350 plus reimbursement of expenses.

-	In 2004, the Company paid approximately $759,539 to Columbia Resource Group, LLC, an event management and planning group (“CRG”), for services rendered in coordinating Company conferences plus reimbursement of related expenses. The Company has been advised that John Oppenheimer holds a minority ownership interest in CRG. Mr. Oppenheimer is the husband of Deanna W. Oppenheimer, who was an executive officer of the Company until March 1, 2005. During 2004, Washington Mutual entered into a Master Event Agreement with CRG to establish certain general terms applicable to future event planning services that may be provided to the Company by CRG.

-	On July 30, 2004, the Company executed an Option Agreement (the “Option Agreement”) with Seattle Hotel Group, LLC (“SHG”), pursuant to which the Company granted SHG an exclusive option to purchase a parcel of real estate in downtown Seattle, Washington. John Oppenheimer, the husband of Deanna Oppenheimer, who at the time was an executive officer of the Company, owns a limited liability company interest in SHG. Ms. Oppenheimer did not participate in the transaction in any manner. Pursuant to the Option Agreement, SHG may purchase the property from the Company for $9,700,000. In addition, SHG will pay the Company up to $440,000 in option payments, plus an additional $270,000 in option extension payments (depending upon whether the option term is extended). Fifty percent of the total option payments paid to the Company will be credited against the purchase price if the option is exercised. The Company purchased the property in January 2004 for $9,700,000 as part of the package to build the new Washington Mutual Center, which will be the Company’s new corporate headquarters, with the intent of reselling the parcel and controlling its future development and use. Pursuant to the Option Agreement, SHG agreed to certain development and use restrictions that will apply if SHG exercises the option and purchases the property. The Company has been advised by representatives of Mr. Oppenheimer that his ownership interest in SHG is a minority interest that has declined over time as a result of third parties investing in SHG, and currently is less than 3%. The terms of the Option Agreement, including the purchase price and the option payments, were established through arms’ length negotiations between the Company and SHG. In considering the terms of the Option Agreement, the Company consulted with several real estate brokers.

Indebtedness of Management

       No Company executive officer, director, immediate family member of a Company executive officer or director, corporation or organization of which a Company executive officer or director is an executive officer or partner, or beneficially holds 10% or more of the equity securities, or trust or other estate in which a Company executive officer or director has a substantial beneficial interest was indebted to the Company or its subsidiaries in an amount greater than $60,000 at any time since the beginning of 2004, except as set forth below. In each exception below, Washington Mutual or one of its subsidiaries is the lender for a residential loan secured by a deed of trust or mortgage on the respective residence of the executive officer (or immediate relative) or director.

Largest
	Amount of		Indebtedness	Current
	Indebtedness	Nature of	Outstanding at	Interest
Name and Position	During 2004	Indebtedness	February 28, 2005	Rate (%)

Willis B. Wood, Jr	$598,084.81	Residential (1)	$543,151.74	2.17%
Director

(1)	Interest on the loan is payable at monthly adjustable rates equal to cost of funds for the Company’s subsidiary, Washington Mutual Bank, FA, plus 0.25%. The rate was approximately 3.07% below similar loans to the public during 2004. The loan was made by GWFC under a GWFC home loan program (the “GW Program”), to Mr. Wood, who was a director of GWFC. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates were able to obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Washington Mutual had no control over GWFC when the loan was made prior to the merger of GWFC into a subsidiary of the Company on July 1, 1997 (the “GW Merger”). Executive officers and directors that had loans outstanding under the GW Program at the time of the GW Merger were entitled to continue their participation because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Program following a change in control. Washington Mutual has not made any loans under the GW Program since the GW Merger, and currently does not make any loans to directors.
      Fay L. Chapman and Benson Porter, executive officers of the Company, and a member of Mr. Porter’s immediate family, also had Washington Mutual home loans outstanding in 2004. These loans (i) were made in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Washington Mutual customers, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Ms. Chapman and Mr. Porter obtained their loans prior to becoming executive officers of the Company.

REPORT OF THE HUMAN RESOURCES COMMITTEE
ON EXECUTIVE COMPENSATION
Overview

       As part of its duties, the Human Resources Committee of the Board of Directors develops and administers Washington Mutual’s compensation programs and annual and long-term incentive compensation plans for executive and senior officers. As part of the Human Resources Committee’s long-term incentive compensation strategy, it establishes specific grants of stock options and awards of restricted stock and performance shares for executive and senior officers.
      The compensation program for Washington Mutual’s executive and senior officers for 2004 consisted of a combination of the following components:

-	base salary;

-	cash bonus awards primarily under the Company’s Leadership Bonus Program;

-	grants of stock options and awards of restricted stock and performance shares under the Company’s 2003 Equity Incentive Plan;

-	benefits under the Company’s Executive Target Retirement Income Plan;

-	benefits under the Company’s Supplemental Executive Retirement Plan;

-	participation in retirement and other benefit programs generally available to employees; and

-	certain additional perquisites that vary with the level of responsibility.
      The Human Resources Committee also established the 2004 compensation program for the Company’s Chief Executive Officer, including annual and long-term incentive compensation awards.
      The Human Resources Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. In addition, all members of the Human Resources Committee are considered “outside directors” for purposes of Section 162(m) of the Code and its regulations. None of the committee members is or has been an employee of Washington Mutual. Mr. Matthews was added to the Committee on March 1, 2005 and did not participate in the Committee’s activities during 2004 or the first two months of 2005. The Human Resources Committee utilized an outside compensation consultant to assist it in its deliberations.
Compensation Policy

       In determining the compensation for a particular executive or senior officer, the Human Resources Committee was guided by the following objectives:

-	Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

-	Motivating those officers to achieve and maintain superior performance levels;

-	Maintaining compensation packages that are equitable relative to efforts, skills and responsibilities of the officer when compared to other positions in Washington Mutual; and

-	Making a significant portion of each officer’s total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.
      The Human Resources Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and marketplace position similar to Washington Mutual, so that the Company can attract and retain qualified officers who will contribute to Washington Mutual’s long-term success. The outside compensation consultant provided relevant information and market survey data for use by the Human Resources Committee in its deliberations.
      It is intended that compensation in excess of $1 million paid to the Company’s Named Executive Officers be performance based and deductible under Section 162(m) of the Code. From time to time, certain elements of executive compensation may be paid that are not deductible under Section 162(m) when aggregated with other non-performance based compensation. The Company’s stock option grants under the 2003 Equity Incentive Plan, cash bonuses granted under the Leadership Bonus Program, restricted stock awards that vest only upon attainment of certain performance goals, and performance share awards are intended to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments. The Human Resources Committee nevertheless retains the discretion to provide nondeductible compensation to reward performance that increases the long-term value of the Company.
      To assist the Committee in establishing compensation, long-term incentives, and other benefits, the Human Resources Committee receives and reviews reports that summarize each executive and senior officer’s total compensation. The reports are provided at each regular meeting of the committee. Having reviewed the total compensation of the executives and senior officers, the Committee believes that the total compensation is fair and appropriate.
      In 2004, the Human Resources Committee changed the timing of some of the decisions regarding compensation and long-term incentive awards. For example, rather than establishing 2005 base salary and target bonuses for executives and senior officers in December of 2004, the Committee deferred that decision until January 2005. Similarly, annual equity award decisions that were previously made in December were deferred until January. The Human Resources Committee believes that these changes will allow it to fully consider performance for the year in making base salary, target bonus, and equity award decisions for executives and senior officers.
Salaries

       In its December 2003 meeting, the Human Resources Committee set 2004 base salary levels for the Company’s executive officers. The approved 2004 base salary levels for the executive officers were based primarily on the market data provided by the outside compensation consultant and the performance of each executive officer during the previous year. The base salary and target bonus components were intended to be at the median of the applicable market base salary and bonus. The Human Resources Committee determined the closest comparable position in the market data and then adjusted the recommended target based on specific job responsibilities within the Company and the individual performance review. The market data included a portion of the companies included in the Performance Graph included on page 35 of this Proxy Statement, as well as certain other financial services companies.
      The Human Resources Committee evaluated the individual performance of the executive officers (other than the Chief Executive Officer, whose salary was determined as set forth on page 32 of this Proxy Statement) based on performance reviews conducted by the Chief Executive Officer. In evaluating each executive officer, the Human Resources Committee qualitatively reviewed the significance of the position held by the officer and the officer’s experience and performance on the job, which is based on an assessment of the officer’s management skills, judgment, application of knowledge and information, and support of corporate values and priorities.
      The 2005 salaries set by the Human Resources Committee for the executive officers of the Company who were 2004 Named Executive Officers are as follows: Mr. Killinger: $1,000,000, Mr. Casey: $600,000 and Mr. Longbrake: $475,000. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company.
Annual Cash Bonus Awards

       In determining target bonuses for executive officers, the Human Resources Committee first considers market survey data provided by the outside consultants. The target bonus and base salary together are positioned at the median of market salary and bonus level for each position. Where no equivalent market data are available, the target bonus opportunity is set by considering the significance of the position to the Company.
      Pursuant to the bonus plan, executive officers receive a percentage of their target bonuses based on the Company’s achievement of established business goals that are long-term determinants of shareholder value. For 2004, 40% of the target bonus depended on Washington Mutual’s achieving its goal for net expense; 35% on achievement of earnings per share goals; 15% on achievement of customer service goals; and 10% on achievement of compliance goals. To measure the achievement of customer service goals, the Committee uses a customer satisfaction rating system that measures performance against best-in-class benchmarks. To measure the achievement of compliance goals, the Committee uses a three-part index based on the Company’s compliance exam (60% weight), the Community Reinvestment Act (CRA) performance (30% weight), and Home Mortgage Disclosure Act (HMDA) data quality (10% weight). No bonuses would have been paid if the established thresholds were not met. Executive officers could have received up to 150% of their target bonus if Washington Mutual exceeded its business targets. For 2004, the bonus component achievements fell short of the targets resulting in a payout at 64.2% of target for executive officers who were executive officers for the entire year.
      The 2005 target bonus amounts set by the Human Resources Committee for the executive officers of the Company who were 2004 Named Executive Officers are as follows: Mr. Killinger: $3,000,000, Mr. Casey: $1,100,000 and Mr. Longbrake: $275,000. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company.
Equity

       In an effort to provide executives and senior officers with incentives that are directly linked to the enhancement of long-term shareholder value, the Human Resources Committee uses three primary equity vehicles — stock options, restricted stock, and performance shares. Equity awards are designed to position executives and senior officers in the 75th percentile of market long-term incentive levels when performance targets are met. The Human Resources Committee varies the level, mix, and terms of equity awards based on the Company’s objectives as well as market survey data. In addition, this year the Company’s executives and senior officers were given an opportunity to choose from among the following mixes of performance shares, restricted stock, and stock options:
Percent of Equity Award in

	Performance Shares	Restricted Stock	Stock Options

Option 1	30%	25%	45%
Option 2	30%	35%	35%
Option 3	30%	45%	25%
      Performance shares are performance-based equity awards for all recipients. In addition, for the executives who may be subject to the limitations of Section 162(m) of the Code, restricted stock awards will only vest upon attainment of certain performance goals. In January 2005, in addition to the annual equity award, the Committee made special performance based restricted stock awards to certain executives and senior officers that vest after five years, but only if Company performance goals are met.
      To encourage executives and senior officers to hold Company stock, the Human Resources Committee also adopted stock ownership guidelines. The target ownership guidelines are as follows:

CEO	Stock ownership with a value of at least 10 times base salary.
Other Executives and Senior Officers	Stock ownership with a value of at least 3 or 4 times base salary, depending on position level.
      For purposes of the guidelines, stock ownership includes shares held outright, shares held in the Company’s 401(k) Plan, phantom shares in the Company’s Deferred Compensation Plan, and unvested shares of restricted stock. The Human Resources Committee receives a report at each meeting indicating the stock ownership of each executive and senior officer.
Stock Options

       In its January 2005 meeting, the Human Resources Committee granted stock options to the executives and senior officers under the 2003 Equity Incentive Plan. The Human Resources Committee selected the executive officers who received stock options and determined the number of shares subject to each option. The size of the individual option grant was generally intended to reflect the officer’s position within Washington Mutual, his or her performance and contributions to the Company, and an evaluation of competitive market data. The Human Resources Committee granted 2005 stock options to the executive officers of the Company who were 2004 Named Executive Officers in the following amounts: Mr. Killinger: 268,000 shares, Mr. Casey: 90,900 shares and Mr. Longbrake: 17,000 shares. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company.
      In addition to such grants, and to further encourage and facilitate stock ownership by executives, the Company offered executive officers a program whereby they may exchange a portion of the upcoming year’s target cash bonus award for a grant of stock options. To partially compensate for the additional risk of stock options, the executives were offered a stock option grant with a binomial value equal to 1.5 times the dollar amount of the foregone bonus opportunity.

Restricted Stock

       In its January 2005 meeting, the Human Resources Committee awarded restricted stock to its executives and senior officers under the 2003 Equity Incentive Plan. Subject to exceptions approved by the Human Resources Committee, generally the restrictions lapse over a three-year period, one third each year after the date of the award. For certain senior officers who may be subject to Section 162(m) of the Code, the restrictions will only lapse each year if certain Company performance goals have been met. The number of restricted shares awarded was intended to reflect the officer’s position within Washington Mutual, his or her performance and contributions to the Company, and an evaluation of competitive market data. The Human Resources Committee granted 2005 restricted stock to the executive officers of the Company who were 2004 Named Executive Officers in the following amounts: Mr. Killinger: 132,750 shares, Mr. Casey: 45,000 shares and Mr. Longbrake: 8,425 shares. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company. In addition, certain executives and senior officers were awarded performance-based restricted stock that vests after five years. The restrictions lapse only if, at the end of the five-year performance cycle, the Company has achieved certain performance objectives. These awards are designed to align the interests of key executives and senior officers with the Company’s five-year plan. The Human Resources Committee granted 2005 five-year restricted stock shares to the executive officers of the Company who were 2004 Named Executive Officers in the following amounts: Mr. Killinger: 150,000 shares and Mr. Casey: 75,000 shares. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company and Mr. Longbrake was not issued any five-year restricted stock shares.
Performance Shares

       In January 2005, the Committee made performance share awards designed to focus executives on and reward them for attaining specified long-term performance goals aligned with increasing shareholder value. Performance share awards are awards of restricted stock units that are paid out at the end of a three-year period only if the Company achieves specified performance goals. The awards may be paid in cash or stock, at the discretion of the Company. The Human Resources Committee made 2005 performance share awards to the executive officers of the Company who were 2004 Named Executive Officers in the following amounts: Mr. Killinger: 97,000 shares, Mr. Casey: 32,900 shares and Mr. Longbrake: 6,200 shares. Mr. Tall and Ms. Oppenheimer are no longer executive officers of the Company.
      For the 2005-2007 performance cycle, the program will measure three-year total shareholder return versus peers; return on common equity versus peers; and EPS growth versus peers, with each measure weighted equally. The peer group consists of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 35 of this Proxy Statement.
Other Benefits and Perquisites

       Executives and senior officers also participate in the Company’s Deferred Compensation Plan, Supplemental Employees’ Retirement Plan, and either the Supplemental Executive Retirement Accumulation Plan or the Executive Target Retirement Income Plan. Summaries of the terms of each of these plans can be found in this Proxy Statement beginning on page 22. In addition, executives and senior managers receive an automobile allowance of $5,000 per year (except that the Chief Executive Officer’s allowance is $10,000 per year), parking payments in the amount of $3,240 per year and a tax and financial planning allowance in the amount of $10,000 per year.
CEO Compensation

            2004 Compensation
       Compensation for Washington Mutual’s Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as compensation for other executive officers. Mr. Killinger’s base salary and target bonus for 2004 were approved by the Human Resources Committee at its December 2003 meeting. In making its determination, the Human Resources Committee reviewed the outside compensation consultant’s market survey data and considered the financial and operating results of Washington Mutual in fiscal 2003 and the Company’s 2004 financial and business plans. Based on the factors set out in “Annual Cash Bonus Awards,” Mr. Killinger’s bonus for 2004 was calculated in the same manner as described above for the other executive officers.

      In evaluating Mr. Killinger’s 2004 performance, the Human Resources Committee used both quantitative and qualitative criteria. They included good credit quality; improvements in customer service and compliance; the quantity and quality of leadership talent throughout the organization; and the achievement of several objectives, including the targeted reduction of operating expenses, the addition of 250 new banking stores, and satisfactory preparation for Sarbanes-Oxley 404 certifications. In addition, the Human Resources Committee considered various qualitative measures of Mr. Killinger’s performance, such as his recruitment and development of the executive team and identification and development of executive talent.
            2005 Compensation
       In determining Mr. Killinger’s 2005 base salary and target bonus, and his option, restricted stock and performance share awards, the Human Resources Committee reviewed the market survey data and other information provided by the Company’s outside consultants, Mr. Killinger’s 2004 performance and the Company’s five-year strategic plan. Based on these considerations, as compensation for 2005, the Human Resources Committee set Mr. Killinger’s 2005 base salary at $1,000,000 and his target cash bonus at $3,000,000, and it awarded Mr. Killinger an option to purchase 268,000 shares, 97,000 target performance shares for the 2005-2007 performance cycle, and 132,750 shares of restricted stock. In addition, the Human Resource Committee awarded Mr. Killinger 150,000 shares of five-year performance-based restricted stock. The Human Resources Committee concluded that the compensation awarded to Mr. Killinger properly reflects his 2004 performance.

HUMAN RESOURCES COMMITTEE

James H. Stever, Chair
Douglas P. Beighle
Stephen E. Frank
Phillip D. Matthews*
Elizabeth A. Sanders
Willis B. Wood, Jr.

*	Added to the Committee on March 1, 2005

REPORT OF THE AUDIT COMMITTEE
        The Company’s Audit Committee is composed of seven directors who have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NYSE. In addition, the Board has determined that Mr. Frank is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. Mr. Murphy was added to the Committee on March 1, 2005, and did not participate in the Committee’s activities during 2004 and the first two months of 2005.
      The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of the independent auditors, including resolving disagreements between management and the independent auditors. The Audit Committee is also responsible for the selection and employment of the Company’s general auditor and for reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department.
      The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditors are responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.
      In this context, the Audit Committee hereby reports as follows:
      1.     The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
      2.     The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380) as modified or supplemented;
      3.     The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors that firm’s independence; and
      4.     Based upon the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE

Stephen E. Frank, Chair
Douglas P. Beighle, Vice Chair
Phillip D. Matthews
Michael K. Murphy*
William G. Reed, Jr.
William D. Schulte
Willis B. Wood, Jr.

*	Added to the Committee on March 1, 2005

PERFORMANCE GRAPH
        The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total shareholder return of the S&P 500 Composite Index and the S&P Financial Index since December 31, 1999, and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on December 31, 1999 and March 11, 1983, respectively in each of the Company’s Common Stock, the S&P 500 Composite Index and the S&P Financial Index, and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.
Comparison of Cumulative Total Return
Among the Common Stock of Washington Mutual,
the S&P 500 Composite Index,
and the S&P Financial Index

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, Washington Mutual’s directors and executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual equity securities, if any, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during 2004, all such persons filed all ownership reports and reported all transactions on a timely basis, except as otherwise noted below:

➢	A reallocation by Robert Miles from the phantom stock crediting method in the Company’s Deferred Compensation Plan for Directors and Certain Highly Compensated Employees (the “DCP”) during 2004 was reported late on a Form 5 in 2005 due to an administrative reporting oversight.

➢	A deferral by Kerry Killinger of performance shares into the phantom stock crediting method in the DCP during 2004 was reported late on a Form 4/A due to an administrative reporting oversight.

➢	Deferrals by the following individuals of vested restricted stock into the phantom stock crediting method in the DCP during 2000-2003 were reported late on Form 5 in 2005 due to inadvertent oversights: Kerry Killinger, Craig Chapman, Daryl David, Deanna Oppenheimer, Craig Tall and James Vanasek.

➢	A sale of shares by James Vanasek in August 2004 was reported on a Form 4 one day late.
ITEM 2. RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS
        Deloitte & Touche LLP currently serves as the Company’s independent auditors and has conducted the audit of the Company’s accounts for 2004. The Sarbanes-Oxley Act of 2002 (“SOX”) requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. In February 2005, the Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company’s accounts for 2005.
PRINCIPAL ACCOUNTANTS’ FEES

       For the years ended December 31, 2004 and 2003, professional services were performed for the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”). Aggregate fees billed to the Company by the Deloitte Entities for 2004 and 2003 were as follows:

	Year Ended

	2004		2003

Audit Fees	$7,790,000	(1)	$6,089,000
Audit-Related Fees	1,657,000	(1)	1,440,000
Tax Fees	1,168,000		1,198,000
All Other Fees	361,000		6,525,000

Total Fees	$10,976,000		$15,252,000

(1)	Approximately $1,825,000 of Audit Fees and $668,000 of Audit-Related Fees in 2004 were related to SOX Section 404 compliance.

            Audit Fees
       Audit Fees for 2004 and 2003 included fees for the audit of the Company’s consolidated financial statements included in its Form 10-K; services required by statute or regulation or attendant to reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and other services that generally can only be provided by the Company’s independent auditors, such as comfort letters, statutory audits, attest services, and consent filings. Audit Fees for 2004 also included the audits of internal controls over financial reporting, as required by SOX.
            Audit-Related Fees
       Audit-Related Fees for 2004 and/or 2003 included fees for:

➢	audits of employee benefit plans and trust entities,
➢	successor auditor reviews,
➢	assistance related to mortgage securitizations and other securities offerings,
➢	assistance in applying financial accounting principles,
➢	internal control related services (including assistance with SOX Section 404 compliance),
➢	performance of due diligence procedures, and
➢	review of certain agreed upon procedures.
            Tax Fees
       Tax Fees for 2004 and 2003 consisted of tax compliance services including preparation of original and amended tax returns, assistance with Internal Revenue Service exams and appeals, and services related to enterprise zone credit determinations. Tax compliance fees were $1,157,000 in 2004 and $713,000 in 2003. Tax Fees also included tax consulting fees for tax credits and mergers and acquisitions tax advice in 2004 and for tax advice relating to tax credits, a proposed business structure and consultation on discontinued operations in 2003. Tax consulting fees were $11,000 in 2004 and $485,000 in 2003.
            All Other Fees
       All Other Fees consisted of consulting fees for strategic sourcing of key vendor relationships in 2004 and strategic sourcing of vendor relationships, non-financial software selection projects, vendor management, non-financial system design, and cost reduction advisory services in 2003.
Audit Committee Pre-Approval Policy

       The Company’s Audit Committee believes that maintaining the independence of the Company’s external auditors is critical to the integrity of the Company’s financial statements. The Audit Committee has adopted a Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditors (the “Pre-Approval Policy”), which requires that all services performed for the Company by the independent auditors, including audit and audit-related services, and tax compliance and tax consulting services, must be pre-approved by the Audit Committee, or a designated member thereof. The Pre-Approval Policy, among other things, also contains a list of non-audit services that the Company’s independent auditors are prohibited from providing. In determining whether to approve services to be performed by the independent auditors, the Audit Committee considers the independent auditors’ knowledge of the Company and whether another firm can provide similar services to the Company.
      In 2004 100% of Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee.
      To further the independence of the Company from its independent auditors, the Audit Committee also adopted a policy in February 2003 requiring that fees paid by the Company to its independent auditors that are considered All Other Fees (i.e. fees for services that are not Audit, Audit-Related or Tax-Related) shall be less than the aggregate amount of Audit Fees, Audit-Related Fees and Tax Fees paid to its independent auditors. This policy also strongly discourages the Company’s use of its independent auditors for non-audit services, and is intended to limit the amount of non-audit services performed by the independent auditors. On a quarterly basis, the Audit Committee reviews summaries of previously approved services or categories of services performed by the independent auditors and the fees therefor, a list of services to be approved by the Audit Committee, and a current projection, presented in a manner consistent with the proxy statement disclosure requirements, of the estimated annual fees to be paid to the independent auditors. The Company was in compliance with this policy in 2004.

Ratification of Independent Auditors

       Selection of the Company’s independent auditors is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. After doing so, it may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.
      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT AUDITORS.

ANNUAL REPORT
        The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and schedules, and the Company’s 2004 Summary Annual Report were mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2004 and the 2004 Summary Annual Report may be obtained without charge by writing to Investor Relations, Washington Mutual, Inc., 1201 Third Avenue, Suite 2140, Seattle, Washington 98101. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, are also available at the Company’s website, www.wamu.com/ir and from the Securities and Exchange Commission at its website, www.sec.gov.
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, ADP, if you hold registered shares. You can notify ADP by sending a written request to: ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling ADP at (800) 542-1061.
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
        Under the rules of the Securities and Exchange Commission and the Company’s Bylaws, shareholder proposals that meet certain conditions may be included in the Proxy Statement and Form of Proxy for a particular annual meeting if they are presented to the Company in accordance with the following:

•	Shareholders that intend to present a proposal at the Company’s 2006 Annual Meeting of Shareholders must give notice of the proposal to the Company no later than November 23, 2005 to be considered timely under the Company’s Bylaws and for inclusion of such proposal in the Proxy Statement and Form of Proxy relating to that meeting.

•	If the date of the 2006 Annual Meeting is earlier than March 19, 2006 or later than May 19, 2006, notice of a proposal must be received by Washington Mutual a reasonable time before the Company begins to print and mail its proxy materials to be considered for inclusion in the Proxy Statement and Form of Proxy relating to that meeting, otherwise such proposal must be received by Washington Mutual not less than 45 days nor more than 75 days prior to such meeting to be considered timely.

•	Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, the proxies designated by Washington Mutual for the 2006 Annual Meeting will have discretionary authority to vote with respect to any proposal that is determined to be untimely. In addition, the Company’s Bylaws provide that any matter to be presented at the 2006 Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to the Bylaws.

•	Receipt by Washington Mutual of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2006 Annual Meeting because there are other relevant requirements in the Securities and Exchange Commission’s proxy rules.

•	The Secretary of the Company must receive shareholder proposals or nominations in writing at the executive offices of the Company at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: Secretary.

OTHER MATTERS
        As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

William L. Lynch
Secretary
March 23, 2005

APPENDIX A
Washington Mutual, Inc.
Audit Committee Charter
I.          PURPOSE
      The Audit Committee (the “Committee”) shall provide assistance to the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to shareholders, the investment community and governmental agencies that regulate the activities of the Company with respect to oversight of:

A.	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

B.	The Company’s compliance with legal and regulatory requirements;

C.	The independent auditor’s qualifications and independence and performance; and

D.	The performance of the Company’s internal audit function.
      The Committee shall prepare the report that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement.
II.          STRUCTURE AND OPERATIONS
Composition and Qualifications
      The Committee shall be composed of three or more directors, as determined by the Board, each of whom is determined by the Board to be “independent” under the rules of the New York Stock Exchange (“NYSE”) and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the SEC under the Exchange Act. All members of the Committee shall be financially literate, as the Board interprets such qualification in its business judgment, or must become financially literate within a reasonable period of time after their appointment to the Committee. In addition, at least one member shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and, if required by the Board, at least one member shall be an “audit committee financial expert” as that term is defined in the Regulations. If the Board designates a Committee member as an “audit committee financial expert,” that Committee member shall be deemed to satisfy the requirement that one Committee member have accounting or related financial management expertise.
      No member of the Committee may serve on the audit committee of more than three public companies, that is, companies, the securities of which are registered under Section 12 of the Exchange Act or that are required to file reports under Section 15(d) of the Exchange Act, or that files or has filed a registration statement that has not yet become effective under the Securities Act of 1933 and that it has not withdrawn, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and (ii) discloses such determination in the annual proxy statement. Service on the Company’s audit committee and the audit committee of any of its subsidiaries shall be deemed to be service on one audit committee for purposes of this paragraph.
      No member of the Committee shall receive compensation from the Company other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive, and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.
Appointment and Removal
      The members of the Committee shall be appointed annually by the Board, acting upon the recommendation of the Governance Committee, and shall serve for a one-year term, so long as they remain a member of the Board.

Chair
      In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint, by the majority vote of the full Committee membership, from among their number, a person to preside at their meetings.
Delegation
      The Committee may delegate certain of its responsibilities and duties as it deems appropriate, to (i) subcommittees comprised of the Committee’s own members or (ii) officers of the Company; provided, however, the Committee may delegate to a “Designated Member or Members” of the Committee the authority to approve in advance non-audit services to be provided by the independent auditor so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.
III.          RESPONSIBILITIES AND DUTIES
      The following functions shall be the common recurring activities of the Committee in carrying out its purpose outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Committee outlined in Section I of this Charter.
      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve fees payable to such advisors and any other terms of retention. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering an audit report and to any advisors employed by the Audit Committee.
      The Committee shall be given full access to the Company’s internal audit department, the Board, corporate executives and independent auditor as necessary to carry out these responsibilities and duties. While acting within the scope of the purpose of the Committee outlined in Section I of this Charter, the Committee shall have all the authority of the Board.
      Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report nor is the Committee responsible for guaranteeing the Company’s compliance with laws, regulations or its compliance policies or programs. The fundamental responsibility for the Company’s financial statements and disclosures and its compliance with laws and regulations rests with management and the independent auditor.
Independent Auditor
With regard to the independent auditor, the Committee shall:

•	Select and retain the independent auditor (and propose, in any proxy statement, that shareholders ratify the appointment of the independent auditor) and, where appropriate, terminate the independent auditor. At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner. In so doing the Committee shall:

•	Obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1 and discuss such reports with the independent auditor.

•	Approve the terms of the audit engagement and the fees to be paid to the independent auditor for audit services.

•	Inform, in writing, each registered public accounting firm currently performing audit services for the Company that such firm reports directly to the Committee.

•	Oversee the work of any registered public accounting firm engaged by the Company to perform audit services, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing and issuing an audit report or related work; any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); and any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

•	Review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditor, which is not prohibited by law, and approve the fees for such services. Assure the regular rotation of the lead audit partner as required by law and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

•	Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communication between the independent auditor and management.

•	Discuss with the independent auditor the matters required to be discussed by SAS 61 — Communications with Audit Committee, as amended from time to time.
Review of Company’s External Reports
With regard to the review of documents and reports, the Committee shall:

•	Meet with management and the independent auditor to review and discuss the Company’s annual report on Form 10-K, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the annual financial statements and the report of the independent auditor thereon, and significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; recommended adjustments arising from the audit; the adequacy of internal controls over financial reporting, including any special steps adopted in response to any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting identified during the course of the annual audit and the adequacy of disclosures about changes in internal controls over financial reporting; access to required information; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any pro forma financial information included in any report filed with the SEC.

•	Following such reviews and discussions, determine whether to permit the inclusion of the annual financial statements in the Company’s annual report on Form 10-K.

•	Meet quarterly with management and the independent auditor, in advance of filing the Company’s quarterly report on Form 10-Q, to review and discuss the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

•	Review the management letter regarding the Company’s internal controls delivered by the independent auditor in connection with the audit.

•	Meet periodically in separate executive sessions with management, the Company’s general auditor, and the independent auditor to discuss matters that the Committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

•	Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the Company’s general auditor, or management.

Internal Audit and Its Functions
With regard to internal audit and its functions, the Committee shall:

•	Select and employ the Company’s general auditor, and, where appropriate, direct the replacement of this officer.

•	Meet separately periodically with the general auditor;

•	Review the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, including internal audit plans, budget, and the scope and results of internal audits and management’s responses thereto.

•	Review with the independent auditor its evaluation of the internal audit function.
Financial Reporting Process
With regard to the financial reporting process, the Committee shall:

•	Review with management, the internal auditors and the independent auditor the integrity of the Company’s financial reporting processes, both internal and external. In that connection the Committee shall obtain and discuss with management and the independent auditor, reports from management and the independent auditor regarding (i) all critical accounting policies and practices to be used by the Company; (ii) the effect on the Company’s financial statements of the judgments, assumptions and estimates used by management with respect to those critical accounting policies; and (iii) the potential effects of changes to or variances in those judgments, assumptions and estimates on the Company’s financial statements.

•	Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Monitor management’s publication of the Committee’s charter in the Company’s proxy statement takes place at least once every three years.

•	In connection with each periodic report of the Company, review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
Legal Compliance/ Enterprise Risk Management
With regard to legal compliance/enterprise risk management, the Committee shall:

•	Consult with the Company’s general counsel and chief enterprise risk officer concerning legal and regulatory matters that may have a significant impact on the Company’s financial statements, compliance policies or programs.

•	Have such meetings with management as the Committee deems appropriate to discuss significant risk exposures facing the Company and to discuss the steps that management has taken to monitor and control such exposures, including the Company’s guidelines and policies governing risk assessment and risk management.

•	Oversee the Company’s performance of commitments made by management in the course of regulatory examinations, make recommendations and monitor the Company’s compliance with the Committee’s recommendations.

•	Establish procedures for the receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Receive periodic reports from management as to the administration of, and compliance with, the Code of Ethics for Senior Financial Officers. Receive periodic reports from management as to the administration of, and compliance with, the Code of Conduct.

•	Review and act upon all requests for waivers of the Code of Conduct in favor of any executive officer or director of the Company, and any waiver of the Code of Ethics for Senior Financial Officers.

•	Set clear hiring policies for employees or former employees of the independent auditor.

Reports
With regard to reports, the Committee shall:

•	Provide minutes of Committee meetings to the Board, and report regularly to the Board on any significant matters arising from the Committee’s work. A report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee or the Chair to make such a report.
Committee Performance Review
With regard to the Committee’s performance review, the Committee shall:

•	Perform a review and evaluation, at least annually, of the performance of the Committee by whatever means the Committee determines appropriate, including by surveying the Committee membership.

•	Review and reassess, at least annually, this Charter and, if appropriate, recommend proposed changes to the Board.
IV.          MEETINGS
      A majority of the number of Committee members shall constitute a quorum for the transaction of any business at any meeting of the Committee. If less than a majority shall attend a meeting, a majority of the members present may adjourn the meeting from time to time without further notice, and a quorum present at any such adjourned meeting may transact business.
      If a quorum is present when a vote is taken, then the affirmative vote of a majority of Committee members present shall constitute the act of the Committee.
      Any action permitted or required to be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee shall sign one or more written consents setting forth the action. Action taken by written consent is effective when the last Committee member signs the consent, unless the consent specifies an earlier or later effective date.
      A Committee member who is present at a meeting of the Committee at which action is taken shall be presumed to have assented to the action taken unless such member’s dissent shall be entered in the minutes of the meeting or unless such member shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after adjournment of the meeting. A member who votes in favor of an action shall have no such right to dissent.
      Committee members may participate in, or conduct, a meeting of the Committee through the use of any means of communication by which all Committee members participating can hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.
      The Committee shall meet at least four times annually as directed by the Chair of the Committee, except that the Board, the Chair of the Board or the Chair of the Committee may call special meetings of the Committee. The notice of a special meeting shall state the date and time and, if the meeting is not exclusively telephonic, the place of the meeting. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or waiver of notice of such meeting.
      Any Committee member may waive notice of any meeting of the Committee at any time. Whenever any notice is required to be given to any Committee member under this Charter or applicable law, a waiver thereof in writing signed by the member, entitled to notice shall be deemed equivalent to the giving of notice. The attendance of a member at a meeting of the Committee shall constitute a waiver of notice of the meeting except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. A member waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the member objects to considering the matter when it is presented.

1201 THIRD AVENUE, SEATTLE, WA 98101
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 19, 2005 at 1:00 p.m.
S. Mark Taper Foundation Auditorium
Benaroya Hall
200 University Street
Seattle, Washington

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
WASHINGTON MUTUAL, INC.

P
R
O
X
Y

     The undersigned shareholder(s) of Washington Mutual, Inc. (the “Company”) hereby appoints William L. Lynch and Fay L. Chapman, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 28, 2005, at the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m., Tuesday, April 19, 2005, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote per share on each of the items properly presented at the Annual Meeting.

     If you are a participant in the WaMu Savings Plan (the “Plan”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plan, regarding how to vote the shares of Company Common Stock attributable to your individual account under the Plan, and the enclosed proxy card acts also acts as a direction form to provide voting directions to Fidelity. Fidelity will vote shares of Common Stock attributable to participant accounts as directed by such participants. Fidelity will not vote shares of Common Stock attributable to participant accounts for which it does not receive participant direction by April 14, 2005.

(Continued and to be signed on the reverse side)

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☑	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2, WHICH HAVE BEEN PROPOSED BY WASHINGTON MUTUAL, INC. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

Washington Mutual’s Board of Directors recommends a vote “FOR” Item 1 and 2.

	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

1. Election of Directors:	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees (Terms will expire in 2008):
01 Phillip D. Matthews
02 Mary E. Pugh
03 William G. Reed, Jr.
04 James H. Stever

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005	☐	☐	☐

HOUSEHOLDING ELECTION

Mark “YES” to enroll this account to receive certain future security holder documents in a single package per household. Mark “NO” if you do not want to participate. See the enclosed notice. To change your election in the future, call
1-800-542-1061.

	YES	NO
HOUSEHOLDING ELECTION à	☐	☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders.

DATE:	, 2005

SIGNATURE

SIGNATURE

(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)